Filed with the Securities and Exchange Commission on February 16, 1996


                              Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-1

            Registration Statement Under The Securities Act of 1933*

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
             (Exact name of registrant as specified in its charter)

                                   CONNECTICUT
         (State or other jurisdiction of incorporation or organization)

                                       63
            (Primary Standard Industrial Classification Code Number)

                                   06-1241288
                      (I.R.S. Employer Identification No.)

         ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      M. PATRICIA PAEZ, CORPORATE SECRETARY
                               ONE CORPORATE DRIVE,  SHELTON,  CONNECTICUT 06484
            (203) 926-1888 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy To:

                              JOHN T. BUCKLEY, ESQ.
                                WERNER & KENNEDY
             1633 Broadway, New York, New York 10019 (212) 408-6900
             -------------------------------------------------------


                  Approximate date of commencement of proposed
            sale to the public: May 1, 1996 or as soon as practicable
             after the effective date of this Registration Statement


     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following: X . --

                         Calculation of Registration Fee

=================================================================================================================================
            Title of each                                 Proposed              Proposed
              class of                                     maximum               maximum
             securities              Amount               offering              aggregate             Amount of
                to be                 to be                 price               offering            registration
             registered            registered             per unit               price**                 fee
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

          Annuity Contracts                                                    $290,000.00             $100.00
---------------------------------------------------------------------------------------------------------------------------------


     *The prospectus contained in this Registration Statement also relates to annuity contracts which are covered by our earlier Registration Statement File Number 33-59955 which we continue to sell. The Prospectus contained in this Registration Statement also relates to annuity contracts no longer being sold but for which additional Purchase Payments are accepted and which are covered by earlier Registration Statements File Numbers 33-71110 and 33-89566.

     **The proposed aggregate offering price is estimated solely for determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

================================================================================
Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================
Wells 2

            CROSS REFERENCE SHEET PURSUANT TO REGULATION S-K ITEM 501

         S-1 Item No.                                                                                    Prospectus Heading

1.       Forepart of the Registration Statement and                      Facing Page, Cross Reference Sheet, Outside Front
Outside Front Cover Page of Prospectus                                                                           Cover Page


2.       Inside Front Cover and Outside Back Cover of Prospectus                      Available Information, Incorporation
of Certain Documents by Reference,
Reports to You, Table of Contents

3.       Summary Information, Risk Factors and Ratio of Earnings                                    Highlights, Cover Page,
to Fixed Charges                                                                                        Separate Account D,
                                                                                           Insurance Aspects of the Annuity

4.       Use of Proceeds                                    Fixed Investment Options, Separate Accounts, Separate Account D

5.       Determination of the Offering Price                                                       Fixed Investment Options

6.       Dilution                                                                                            Not applicable

7.       Selling Security Holders                                                                            Not applicable

8.       Plan of Distribution                                                                         Sale of the Annuities

9.       Description of the Securities to be Registered                          Investment Options, Purchasing Annuities,
Account Value and
                                                                             Surrender Value, Rights, Benefits and Services

10.      Interest of named Expert and Counsel                                                                Not applicable

11.      Information with Respect to the Registrant                                                             The Company

12.      Disclosure of Commission Position on Indemnification for                                           Indemnification
         Securities Act Liabilities
                                                                                                            Part II Heading

13.      Other Expenses of Issuance                                                              Other Expenses of Issuance
         and Distribution                                                                                  and Distribution

14.      Indemnification of Directors and Officers                                Indemnification of Directors and Officers

15.      Recent Sales of Unregistered Securities                                    Recent Sales of Unregistered Securities

16.      Exhibits and Financial Statement Schedules                              Exhibits and Financial Statement Schedules

17.      Undertakings                                                                                          Undertakings



                        STAGECOACH VARIABLE ANNUITY PLUS


This Prospectus describes a type of annuity (the "Annuity") being offered by American Skandia Life Assurance Corporation ("we", "our" or "us"), One Corporate Drive, Shelton, Connecticut, 06484. This flexible premium Annuity may be offered as individual annuity contracts or as interests in a group annuity. The Table of Contents is on Page 3. Definitions applicable to this Prospectus are on Page 5. The highlights of this offering are described beginning on Page 7. This Prospectus contains a detailed discussion of matters you should consider before purchasing this Annuity. A Statement of Additional Information has been filed with the Securities and Exchange Commission and is available from us without charge upon request. The contents of the Statement of Additional Information are described on Page 47. The Annuity or certain of its investment options may not be available in all jurisdictions. Various rights and benefits may differ between jurisdictions to meet applicable laws and/or regulations. This Prospectus also describes a contract no longer offered by us under which we continue to accept Purchase Payments (see Appendix C - Prior Contract).


A Purchase Payment for this Annuity is assessed any applicable tax charge (see "Tax Charges"). It is then allocated to the investment options you select, except in certain jurisdictions, where allocations of Purchase Payments we receive during the "free-look" period that you direct to any Sub-accounts are temporarily allocated to the WF Money Market Sub-account (see "Allocation of Net Purchase Payments"). You may transfer Account Value between investment options (see "Investment Options" and "Transfers"). Account Value may be distributed as periodic annuity payments in a "payout phase". Such annuity payments can be guaranteed for life (see "Annuity Payments"). During the "accumulation phase" (the period before any payout phase), you may surrender the Annuity for its Surrender Value or make withdrawals (see "Distributions"). Such distributions may be subject to tax, including a tax penalty, and any applicable contingent deferred sales charges (see "Contingent Deferred Sales Charge"). A death benefit may be payable during the accumulation phase (see "Death Benefit").

Account Value in the variable investment options increases or decreases daily to reflect investment performance and the deduction of charges. No minimum amount is guaranteed (see "Account Value in the Sub-accounts"). The variable investment options are Class 1 Sub-accounts of American Skandia Life Assurance Corporation Variable Account B ("Separate Account B") (see "Separate Accounts" and "Separate Account B"). Each Sub-account invests exclusively in one portfolio of an underlying fund or in an underlying fund that does not have distinct portfolios. As of the date of this Prospectus, the underlying mutual funds are Life & Annuity Trust ("LA Trust"), American Skandia Trust ("the AST Trust") and The Alger American Fund. The portfolios of LA Trust in which the Sub-accounts invest are: (a) WF Asset Allocation, (b) WF U.S. Government Allocation, (c) WF Growth and Income, and (d) WF Money Market. The portfolios of American Skandia Trust in which the Sub-accounts invest are: (a) JanCap Growth, (b) T. Rowe Price International Equity, (c) Founders Capital Appreciation, (d) INVESCO Equity Income, (e) PIMCO Total Return Bond, (f) PIMCO Limited Maturity Bond, and (g) Berger Capital Growth. The portfolio of The Alger American Fund is Growth.

In most jurisdictions, Account Value may be allocated to a fixed investment option during the accumulation phase. Account Value so allocated earns a fixed rate of interest for a specified period of time referred to as a Guarantee Period. Guarantee Periods of different durations may be offered (see "Fixed Investment Options"). Such an allocation and the interest earned is guaranteed by us only if held to its Maturity Date, and, where required by law, the 30 days prior to the Maturity Date. You are cautioned that with respect to the Fixed Investment Options during the accumulation phase, we do not guarantee any minimum amount, because the value may be increased or decreased by a market value adjustment (see "Account Value of the Fixed Allocations"). Assets supporting such allocations in the accumulation phase are held in American Skandia Life Assurance Corporation Separate Account D (see "Separate Accounts" and "Separate Account D").
                              (continued on page 2)


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE.
--------------------------------------------------------------------------------
FOR  FURTHER  INFORMATION  CALL  1-800-680-8920
  Prospectus  Dated:  May 1, 1996
Statement of Additional Information Dated: May 1, 1996

WFV2-PROS-(5/96)


We guarantee fixed annuity payments. We also guaranty any adjustable annuity payments we may make available (see "Annuity Payments").

Taxes on gains during the accumulation phase may be deferred until you begin to take distributions from your Annuity. Distributions before age 59 1/2 may be subject to a tax penalty. In the payout phase, a portion of each annuity payment may be treated as a return of your "investment in the contract" until it is completely recovered. Transfers between investment options are not subject to taxation. The Annuity may also qualify for special tax treatment under certain sections of the Code, including, but not limited to, Sections 401, 403 or 408 (see "Certain Tax Considerations").


Purchase Payments under these Annuities are not deposits or obligations of, or guaranteed or endorsed by, any bank subsidiary of Wells Fargo Bank, N.A., are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency and are not insured by the Securities Investor Protection Corporation ("SIPC") as to the loss of the principal amount invested. Purchase Payments are subject to investment risks, including possible loss of principal.

---------------------------------------------------------------------------------------------------------------------------
                                                     TABLE OF CONTENTS
---------------------------------------------------------------------------------------------------------------------------
DEFINITIONS...............................................................................................................7
HIGHLIGHTS................................................................................................................9
AVAILABLE INFORMATION....................................................................................................11
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................................................................11
CONTRACT EXPENSE SUMMARY.................................................................................................11
EXPENSE EXAMPLES.........................................................................................................13
CONDENSED FINANCIAL INFORMATION..........................................................................................14
   Unit Prices And Numbers Of Units......................................................................................14
   Yields On Money Market Sub-account....................................................................................15
INVESTMENT OPTIONS.......................................................................................................15
   Variable Investment Options...........................................................................................15
   Fixed Investment Options..............................................................................................17
OPERATIONS OF THE SEPARATE ACCOUNTS......................................................................................18
   Separate Accounts.....................................................................................................18
   Separate Account B....................................................................................................18
   Separate Account D....................................................................................................19
INSURANCE ASPECTS OF THE ANNUITY.........................................................................................19
CHARGES ASSESSED OR ASSESSABLE AGAINST THE ANNUITY.......................................................................19
   Contingent Deferred Sales Charge......................................................................................20
   Tax Charges...........................................................................................................20
   Transfer Fee..........................................................................................................21
   Allocation Of Annuity Charges.........................................................................................21
CHARGES ASSESSED AGAINST THE ASSETS......................................................................................21
   Administration Charge.................................................................................................21
   Mortality and Expense Risk Charges....................................................................................21
CHARGES OF THE UNDERLYING MUTUAL FUNDS...................................................................................22
PURCHASING ANNUITIES.....................................................................................................22
   Uses Of The Annuity...................................................................................................22
   Application And Initial Payment.......................................................................................22
   Breakpoints...........................................................................................................22
   Exchange Contracts....................................................................................................23
   Auto Saver............................................................................................................25
   Periodic Purchase Payments............................................................................................25
   Right to Return the Annuity...........................................................................................25
   Allocation of Net Purchase Payments...................................................................................25
   Balanced Investment Program...........................................................................................26
   Ownership, Annuitant and Beneficiary Designations.....................................................................26
ACCOUNT VALUE AND SURRENDER VALUE........................................................................................27
   Account Value in the Sub-accounts.....................................................................................27
   Account Value of the Fixed Allocations................................................................................27
   Additional Amounts in the Fixed Allocations...........................................................................27
RIGHTS, BENEFITS AND SERVICES............................................................................................28
   Additional Purchase Payments..........................................................................................28
   Changing Revocable Designations.......................................................................................28
   Allocation Rules......................................................................................................29
   Transfers.............................................................................................................29
     Renewals............................................................................................................30
     Dollar Cost Averaging...............................................................................................30
     Rebalancing.........................................................................................................31
   Distributions.........................................................................................................31
     Surrender...........................................................................................................31
     Medically-Related Surrender.........................................................................................31
     Free Withdrawals....................................................................................................32
     Partial Withdrawals.................................................................................................32
     Systematic Withdrawals..............................................................................................33
     Minimum Distributions...............................................................................................33
     Death Benefit.......................................................................................................34
     Annuity Payments....................................................................................................34
     Qualified Plan Withdrawal Limitations...............................................................................36
   Pricing of Transfers and Distributions................................................................................36
   Voting Rights.........................................................................................................37
   Transfers, Assignments or Pledges.....................................................................................37
   Reports to You........................................................................................................37
SALE OF THE ANNUITIES....................................................................................................38
   Distribution..........................................................................................................38
   Advertising...........................................................................................................38
CERTAIN TAX CONSIDERATIONS...............................................................................................39
   Our Tax Considerations................................................................................................39
   Tax Considerations Relating to Your Annuity...........................................................................39
     Non-natural Persons.................................................................................................39
     Natural Persons.....................................................................................................39
     Distributions.......................................................................................................39
     Assignments and Pledges.............................................................................................39
     Penalty on Distributions............................................................................................40
     Annuity Payments....................................................................................................40
     Gifts...............................................................................................................40
     Tax Free Exchanges..................................................................................................40
     Transfers Between Investment Options................................................................................40
     Generation-Skipping Transfers.......................................................................................40
     Diversification.....................................................................................................41
     Federal Income Tax Withholding......................................................................................41
   Tax Considerations When Using Annuities in Conjunction with Qualified Plans...........................................41
     Individual Retirement Programs......................................................................................41
     Tax Sheltered Annuities.............................................................................................41
     Corporate Pension and Profit-sharing Plans..........................................................................41
     H.R. 10 Plans.......................................................................................................42
     Tax Treatment of Distributions from Qualified Annuities.............................................................42
     Section 457 Plans...................................................................................................42
OTHER MATTERS............................................................................................................42
   Deferral of Transactions..............................................................................................42
   Resolving Material Conflicts..........................................................................................42
   Modification..........................................................................................................42
   Misstatement of Age or Sex............................................................................................43
   Ending the Offer......................................................................................................43
   Indemnification.......................................................................................................43
   Legal Proceedings.....................................................................................................43
THE COMPANY..............................................................................................................43
   Lines of Business.....................................................................................................44
   Selected Financial Data...............................................................................................44
   Management's Discussion and Analysis of Financial Condition and Results of Operations.................................44
     Results of Operations...............................................................................................44
     Liquidity and Capital Resources.....................................................................................45
     Segment Information.................................................................................................45
   Reinsurance...........................................................................................................45
   Surplus Notes.........................................................................................................45
   Reserves..............................................................................................................45
   Competition...........................................................................................................45
   Employees.............................................................................................................45
   Regulation............................................................................................................45
   Executive Officers and Directors......................................................................................46
   Executive Compensation................................................................................................48
     Summary Compensation Table..........................................................................................48
     Long-Term Incentive Plans - Awards in the Last Fiscal Year..........................................................48
     Compensation of Directors...........................................................................................49
     Compensation Committee Interlocks and Insider Participation.........................................................49
CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION......................................................................49
FINANCIAL STATEMENTS.....................................................................................................49
APPENDIX A  FINANCIAL STATEMENTS FOR AMERICAN SKANDIA LIFE ASSURANCE CORPORATION.........................................50
APPENDIX B  SHORT DESCRIPTIONS OF THE UNDERLYING MUTUAL FUNDS' PORTFOLIO INVESTMENT OBJECTIVES AND POLICIES..............50
APPENDIX C  PRIOR CONTRACT...............................................................................................50

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


     DEFINITIONS: The following are key terms used in this Prospectus. Other terms are defined in this Prospectus as they appear.

ACCOUNT VALUE is the value of each allocation to a Sub-account or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges thereon, before assessment of any applicable contingent deferred sales charge. Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine Account Value for your entire Annuity. Account Value of each Fixed Allocation on other than such Fixed Allocation's Maturity Date may be calculated using a market value adjustment.

ANNUITANT is the person upon whose life your Annuity is written.

ANNUITY is the type of annuity being offered pursuant to this Prospectus. It is also, if issued, your individual Annuity, or with respect to a group Annuity, the certificate evidencing your participation in a group Annuity. It also represents an account we set up and maintain to track our obligations to you.

ANNUITY DATE is the date annuity payments are to commence.

ANNUITY YEARS are continuous 12-month periods commencing on the Issue Date and each anniversary of the Issue Date.

APPLICATION is the enrollment form or application form we may require you to submit for an Annuity.

BENEFICIARY is a person designated as the recipient of the death benefit.

CODE is the Internal Revenue Code of 1986, as amended from time to time.

CONTINGENT ANNUITANT is the person named to become the Annuitant on the Annuitant's death prior to the Annuity Date.

CURRENT RATES are the interest rates we offer to credit to Fixed Allocations for the duration of newly beginning Guarantee Periods under this Annuity. Current Rates are contained in a schedule of rates established by us from time to time for the Guarantee Periods then being offered. We may establish different schedules for different classes and for different annuities.

FIXED ALLOCATION is an allocation of Account Value that is to be credited a fixed rate of interest for a specified Guarantee Period during the accumulation phase and is to be supported by assets in Separate Account D.

GUARANTEE PERIOD is a period of time during the accumulation phase during which we credit a fixed rate of interest on a Fixed Allocation.

IN WRITING is in a written form satisfactory to us and filed at the Office.

INTERIM VALUE is, as of any particular date, the initial value of a Fixed Allocation plus all interest credited thereon, less the sum of all previous transfers and withdrawals of any type from such Fixed Allocation of such Interim Value and interest thereon from the date of each withdrawal or transfer.

ISSUE DATE is the effective date of your Annuity.

MVA is a market value adjustment used in the determination of Account Value of each Fixed Allocation as of a date other than such Fixed Allocation's Maturity Date, and, where required by law, the 30 days prior to the Maturity Date.

MATURITY DATE is the last day in a Guarantee Period.

MINIMUM DISTRIBUTIONS are minimum amounts that must be distributed each year from an Annuity if used in relation to certain qualified plans under the Code.

NET PURCHASE PAYMENT is a Purchase Payment less any applicable charge for taxes.

     OFFICE is our business office, American Skandia Life Assurance Corporation, One Corporate Drive, P.O. Box 883, Shelton, Connecticut 06484.

OWNER is either an eligible entity or person named as having ownership rights in relation to an Annuity issued as an individual contract. An Annuity may be issued as a certificate evidencing interest in a group annuity contract. If so, the rights, benefits and requirements of and the events relating to an Owner, as described in this Prospectus, will be the rights, benefits and requirements of and events relating to the person or entity designated as the participant in such certificate.

PURCHASE PAYMENT is a cash consideration you give us for certain rights, privileges and benefits provided under an Annuity according to its terms.

SUB-ACCOUNT is a division of Separate Account B. We use Sub-accounts to calculate variable benefits under this Annuity.

SURRENDER VALUE is the value of your Annuity available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender less any applicable contingent deferred sales charge.

SYSTEMATIC WITHDRAWAL is one of a plan of periodic withdrawals of Surrender Value during the accumulation phase. Such a plan is subject to our rules.

UNIT is a measure used to calculate your Account Value in a Sub-account prior to the Annuity Date.

UNIT PRICE is used for calculating (a) the number of Units allocated to a Sub-account, and (b) the value of transactions into or out of a Sub-account or benefits based on Account Value in a Sub-account prior to the Annuity Date. Each Sub-account has its own Unit Price which will vary each Valuation Period to reflect the investment experience of that Sub-account.

VALUATION DAY is every day the New York Stock Exchange is open for trading or any other day that the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

VALUATION PERIOD is the period of time between the close of business of the New York Stock Exchange on successive Valuation Days.


     "We", "us", "our" or "the Company" means American Skandia Life Assurance Corporation.


"You" or "your" means the Owner.

     HIGHLIGHTS: The following are only the highlights of the Annuity being offered pursuant to this Prospectus. A more detailed description follows these highlights.

     (1) Investment Options: We currently offer multiple variable and, in most jurisdictions, fixed investment options.


     During the accumulation phase, we currently offer a number of variable investment options. Each of these investment options is a Class 1 Sub-account of Separate Account B. Each Sub-account invests exclusively in one underlying mutual fund or a portfolio of an underlying mutual fund. Certain of the variable investment options may not be available in all jurisdictions. As of the date of this Prospectus, we offer thirteen Sub-accounts. Four of the underlying mutual fund portfolios are managed by Wells Fargo Bank, N.A. The available portfolios of the LA Trust in which the Sub-accounts invest are as follows: (a) WF Asset Allocation Fund; (b) WF U.S. Government Allocation Fund; (c) WF Growth and Income Fund; (d) WF Money Market Fund. BZW Barclays Global Fund Advisors ("BGFA") serves as Sub-advisor for the Asset Allocation Fund and the U.S. Government Allocation Fund. American Skandia Investment Services, Incorporated
("ASISI"), formerly American Skandia Life Investment Management, Inc., is the investment manager for the AST Trust. Currently, ASISI engages a sub-advisor ("Sub-advisor") for each portfolio. The Sub-advisor for each portfolio is as follows: (a) JanCap Growth Portfolio: Janus Capital Corporation; (b) T. Rowe Price International Equity Portfolio: T. Rowe Price Associates, Inc.; (c) Founders Capital Appreciation Portfolio: Founders Asset Management, Inc.; (d) INVESCO Equity Income Portfolio: INVESCO Funds Group, Inc.; (e) PIMCO Total Return Bond: Pacific Investment Management Company; (f) PIMCO Limited Maturity
Bond:  Pacific  Investment  Management  Company;  and (g) Berger  Capital Growth
Portfolio: Berger Associates, Inc. The Growth Portfolio of The Alger American Fund is managed by Fred Alger Management, Inc.


In most jurisdictions, we also offer the option during the accumulation phase of earning one or more fixed rates of interest on all or a portion of your Account Value. As of the date of this Prospectus, we offered the option to make allocations at interest rates that could be guaranteed for 1, 2, 3, 5, 7 and 10 years. Each such Fixed Allocation earns the fixed interest rate applicable as of the date of such allocation. The interest rate credited to a Fixed Allocation does not change during its Guarantee Period. You may maintain multiple Fixed Allocations. From time-to-time we declare Current Rates for Fixed Allocations beginning a new Guarantee Period. The rates we declare are subject to a minimum, but we may declare higher rates. The minimum is determined in relation to an index that we do not control.

The end of a Guarantee Period for a specific Fixed Allocation is called its Maturity Date. At that time, the Guarantee Period normally "renews" and we begin crediting interest for a new Guarantee Period lasting the same amount of time as the one just ended. That Fixed Allocation then earns interest during the new Guarantee Period at a rate that is not less than the one then being earned by Fixed Allocations for that Guarantee Period by new Annuity purchasers in the same class. You also may choose a different Guarantee Period from among those we are then currently making available or you may transfer that Account Value to a variable Sub-account.

In the payout phase, you may elect fixed annuity payments based on our then current annuity rates. We may also make available adjustable annuity rates.

     For  more  information,   see  the  section  entitled  Investment  Options,
including the following subsections: (a) Variable Investment Options; and (b) Fixed Investment Options.

         (2) Operations of the Separate Accounts: In the accumulation phase, the assets supporting guarantees we make in relation to Fixed Allocations are held in our Separate Account D. This is a "non-unitized" separate account. However, values and benefits calculated on the basis of Fixed Allocations are guaranteed by our general account. In the payout phase, fixed annuity payments and any adjustable annuity payments we may make available are also guaranteed by our general account, but the assets supporting such payments are not held in Separate Account D.

In the accumulation phase, the assets supporting the Account Values maintained in the Sub-accounts are held in our Separate Account B. These are Class 1 Sub-accounts of Separate Account B. Values and benefits based on these Sub-accounts are not guaranteed and will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable.

For more information, see the section entitled Operations of the Separate Accounts, including the following subsections: (a) Separate Accounts; (b) Separate Account B; and (c) Separate Account D.

     (3) Insurance Aspects of the Annuity: There are insurance risks which we bear in relation to the Annuity. For more information, see the section entitled Insurance Aspects of the Annuity.

         (4) Charges Assessed or Assessable Against the Annuity: The Annuity charges which are assessed or may be assessable under certain circumstances are the contingent deferred sales charge, the maintenance fee, a charge for taxes and a transfer fee. These charges are allocated according to our rules. We may also charge for certain special services. For more information, see the section entitled Charges Assessed or Assessable Against the Annuity, including the following subsections: (a) Contingent Deferred Sales Charge; (b) Tax Charges;
(c) Transfer Fee; and (d) Allocation of Annuity Charges.

     (5) Charges Assessed Against the Assets: The charges assessed against assets in the Sub-accounts are the administration charge and the mortality and expense risk charges. There are no charges deducted from the assets supporting Fixed Allocations. For more information, see the section entitled Charges Assessed Against the Assets, including the following subsections: (a) Administration Charge; and (b) Mortality and Expense Risk Charges.

         (6) Charges of the Underlying Mutual Funds: Each underlying mutual fund portfolio assesses various charges, including charges for investment management and investment advisory fees. These charges generally differ between portfolios within the underlying mutual fund. You will find additional details in the fund prospectus and its statement of additional information.


         (7) Purchasing Annuities: Annuities are available for multiple uses, including as a funding vehicle for various retirement programs which qualify for special treatment under the Code. We may require a properly completed Application, an acceptable Purchase Payment, and any other materials under our underwriting rules before we agree to issue an Annuity. We may offer special programs in relation to Annuities on which we receive large Purchase Payments and/or Annuities obtained as an exchange of a contract issued by an insurer not affiliated with us. You have the right to return an Annuity within a "free-look" period if you are not satisfied with it. In most jurisdictions, the initial Purchase Payment and any Purchase Payments received during the "free-look" period are allocated according to your instructions. In jurisdictions that require a "free-look" provision such that, if the Annuity is returned under that provision, we must return at least your Purchase Payments less any withdrawals, we temporarily allocate such Purchase Payments to the WF Money Market Sub-account. Where permitted by law in such jurisdictions, we will allocate such Purchase Payments according to your instructions, without any temporary allocation to the WF Money Market Sub-account if you execute a return waiver. We offer a balanced investment program in relation to your initial Purchase Payment. Certain designations must be made, including an Owner and an Annuitant. You may also make certain other designations that apply to the Annuity if issued. These designations include a contingent Owner, a Contingent Annuitant (Contingent Annuitants may be required in conjunction with certain uses of the Annuity), a Beneficiary, and a contingent Beneficiary. See the section entitled Purchasing Annuities, including the following subsections: (a) Uses of the Annuity; (b) Application and Initial Payment; (c) Breakpoints; (d) Exchange Contracts; (e) Auto Saver; (f) Periodic Purchase Payments; (g) Right to Return the Annuity; (h) Allocation of Net Purchase Payments; (i) Balanced Investment Program; and (j) Ownership, Annuitant and Beneficiary Designations.


         (8) Account Value and Surrender Value: In the accumulation phase your Annuity has an Account Value. Your total Account Value as of a particular date is the sum of your Account Value in each Sub-account and in each Fixed Allocation. Surrender Value is the Account Value less any applicable contingent deferred sales charge. To determine your Account Value in each Sub-account we multiply the Unit Price as of the Valuation Period for which the calculation is being made times the number of Units attributable to you in that Sub-account as of that Valuation Period. We also determine your Account Value separately for each Fixed Allocation. A Fixed Allocation's Account Value as of a particular date is determined by multiplying its then current Interim Value times the MVA. No MVA applies to a Fixed Allocation as of its Maturity Date, and, where required by law, the 30 days prior to the Maturity Date. Under certain circumstances, the MVA formula may change. For more information, see the section entitled Account Value and Surrender Value, including the following subsections:
(a) Account Value in the Sub-accounts; (b) Account Value of Fixed Allocations; and (c) Additional Amounts in the Fixed Allocations.


         (9) Rights, Benefits and Services: You have a number of rights and benefits under an Annuity once issued. We also currently provide a number of services to Owners. These rights, benefits and services are subject to a number of rules and conditions. These rights, benefits and services include, but are not limited to, those described in this Prospectus. We accept additional Purchase Payments during the accumulation phase. You may use Auto Saver to make Purchase Payments. We support certain Periodic Purchase Payments subject to our rules. You may change revocable designations. You may transfer Account Values between investment options. Transfers in excess of 12 per Annuity Year are subject to a fee. We offer dollar cost averaging and rebalancing during the accumulation phase. During the accumulation phase, surrender, free withdrawals and partial withdrawals are available, as are medically-related surrenders under which the contingent deferred sales charge is waived under specified circumstances. In the accumulation phase we offer Systematic Withdrawals and, for Annuities used in qualified plans, Minimum Distributions. We offer fixed annuity options, and may offer adjustable annuity options that can guarantee payments for life. In the accumulation phase, a death benefit may be payable. You may transfer or assign your Annuity unless such rights are limited in conjunction with certain uses of the Annuity. You may exercise certain voting rights in relation to the underlying mutual fund portfolios in which the Sub-accounts invest. You have the right to receive certain reports periodically.


For additional information, see the section entitled Rights, Benefits and Services including the following subsections: (a) Additional Purchase Payments;
(b) Auto Saver; (c) Changing Revocable Designations; (d) Allocation Rules; (e) Transfers; (f) Renewals; (g) Dollar Cost Averaging; (h) Rebalancing; (i) Distributions (including: (i) Surrender; (ii) Medically-Related Surrender; (iii) Free Withdrawals; (iv) Partial Withdrawals; (v) Systematic Withdrawals; (vi) Minimum Distributions; (vii) Death Benefit; (viii) Annuity Payments; and (ix) Qualified Plan Withdrawal Limitations); (j) Pricing of Transfers and Distributions; (k) Voting Rights; (l) Transfers, Assignments and Pledges; and
(m) Reports to You.

     (10) The Company: American Skandia Life Assurance Corporation is a wholly owned subsidiary of American Skandia Investment Holding Corporation, whose indirect parent is Skandia Insurance Company Ltd.. Skandia Insurance Company
Ltd. is a Swedish company that holds a number of insurance companies in many countries. The predecessor to Skandia Insurance Company Ltd. commenced operations in 1855. For more information, see the section entitled The Company and the following subsections: (a) Lines of Business; (b) Selected Financial Data; (c) Management's Discussion and Analysis of Financial Condition and Results of Operations (including: (i) Results of Operations; (ii) Liquidity and Capital Resources; and (iii) Segment Information); (d) Reinsurance; (e) Reserves; (f) Competition; (g) Employees; (h) Regulation; (i) Executive Officer and Directors; and (j) Executive Compensation (including: (i) Summary Compensation Table; (ii) Long Term Incentive Plans-Awards in the Last Fiscal Year; (iii) Compensation of Directors; and (iv) Compensation Committee Interlocks and Insider Participation).

     AVAILABLE INFORMATION: A Statement of Additional Information is available from us without charge upon request by filling in the coupon at the end of this Prospectus and sending it (or a written request) to American Skandia Life Assurance Corporation, Stagecoach Annuity, P.O. Box 883, Shelton, CT 06484. It includes further information, as described in the section of this Prospectus entitled "Contents of the Statement of Additional Information." You may obtain a copy of the Statement of Additional Information by filling in the coupon at the end of this Prospectus and sending it (or a written request) to American Skandia Life Assurance Corporation, Attention: Stagecoach Variable Annuity Administration, P.O. Box 883, Shelton, CT 06484. This Prospectus is part of the registration statements we filed with the Securities and Exchange Commission ("SEC") regarding this offering. Additional information on us and this offering is available in those registration statements and the exhibits thereto. You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C., 20549. You may inspect and copy those registration statements and the exhibits thereto at the SEC's public reference facilities at the above address, Rm. 1024, and at the SEC's Regional Offices, 7 World Trade Center, New York, NY, and the Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, IL.

     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE: To the extent and only to the extent that any statement in a document incorporated by reference into this Prospectus is modified or superseded by a statement in this Prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this Prospectus.

We furnish you without charge a copy of any or all the documents incorporated by reference in this Prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We do so upon receipt of your written or oral request. Please address your request to American Skandia Life Assurance Corporation, Attention: Stagecoach, P.O. Box 883, Shelton, Connecticut, 06484. Our phone number is 1-(800) 680-8920.

     CONTRACT EXPENSE SUMMARY: The summary provided below includes information regarding the expenses for your Annuity, for the Sub-accounts and for the underlying mutual fund portfolios. The only expense applicable if you allocate all your Account Value to Fixed Allocations would be the contingent deferred sales charge.

More detail regarding the expenses of the underlying mutual funds and their portfolios may be found either in the prospectuses for such mutual funds or in the annual reports of such mutual funds.


The expenses of our Sub-accounts (not those of the underlying mutual fund portfolios in which our Sub-accounts invest) are the same no matter which Sub-account you choose. Therefore, these expenses are only shown once below. In certain states, premium taxes may be applicable.

         Your Transaction Expenses

Contingent Deferred Sales Charge,                                                                       7% of each Purchase Payment,
as a percentage of Purchase Payments liquidated                                                     decreasing 1% in the third year,
                                                                                                       another 1% in the fourth year
                                                                                                        another 1% in the fifth year
                                                                                                        another 1% in the sixth year
                                                                                                      and another 1% in the 7th year
                                                                                       with none applicable as to a Purchase Payment
                                                                                                   starting in the eighth year after
                                                                                                   it was allocated to Account Value

Annual Maintenance Fee                                                                                                          None

Tax Charges                                                             Dependent on the requirements of the applicable jurisdiction

Transfer Fee                                                             $10 for each transfer after the twelfth in any Annuity Year

                                                   Annual Expenses of the Sub-accounts (as a percentage of average daily net assets)

Mortality and Expense Risk Charges                                                                                             1.25%
Administration Charges                                                                                                         0.15%
                                                                                                                               -----
Total Annual Expenses of the Sub-accounts                                                                                      1.40%

     Underlying Mutual Fund Portfolio Annual Expenses (as a percentage of average net assets)

Unless otherwise shown, the expenses shown below are for the year ending December 31, 1995. "N/A" shown below indicates that no entity has agreed to reimburse the particular expense indicated. "+" indicates that no reimbursement was provided in 1995, but that the underlying mutual fund has indicated to us that current arrangements (which may change) provide for reimbursement.

                                         Manage-        Manage-                                              Total             Total
                                          ment           ment            Other             Other           Annual            Annual
                                           Fee            Fee          Expenses          Expenses         Expenses          Expenses
                                          after         without          after            without           after            without
                                           any            any             any               any              any               any
                                       applicable     applicable      applicable        applicable       applicable       applicable
                                       reimburse-     reimburse-      reimburse-        reimburse-       reimburse-       reimburse-
                                       ment          ment             ment               ment             ment              ment

Life & Annuity Trust
  WF Asset Allocation                                    0.60%
  WF U. S. Government Allocation                         0.60%
  WF Growth & Income                                     0.60%
  WF Money Market                                        0.45%

American Skandia Trust
  JanCap Growth                                          0.90%
  T. Rowe Price
    International Equity                                 1.00%
  Founders Capital Appreciation                          0.90%
  INVESCO Equity Income                                  0.75%
  PIMCO Total Return Bond                                0.65%
  PIMCO Limited Maturity Bond(1)                         0.65%
  Berger Capital Growth                                  0.75%

The Alger American Fund
  Growth                                                 0.75%




(1) This portfolio commenced operation on May 1, 1995, therefore expenses shown are annualized.

The underlying mutual fund portfolio information was provided by the underlying mutual funds. The Company has not independently verified such information.


The expenses of the underlying mutual fund portfolios either are currently being partially reimbursed or may be partially reimbursed in the future. There can be no assurances that any reimbursement will continue. Management Fees, Other Expenses and Total Annual Expenses are provided above on both a reimbursed and not reimbursed basis, if applicable. See the prospectuses or statements of additional information of the underlying mutual funds for details.

     EXPENSE EXAMPLES: The examples which follow are designed to assist you in understanding the various costs and expenses you will bear directly or indirectly if you maintain Account Value in the Sub-accounts. The examples reflect expenses of our Sub-accounts, as well as those for the underlying mutual fund portfolios.

The examples shown assume that: (a) all your Account Value is maintained only in Sub-accounts; (b) fees and expenses remain constant; (c) there are no withdrawals of Account Value during the period shown; (d) there are no transfers or other transactions subject to a fee during the period shown; (e) no tax charge applies; and (f) the expenses throughout the period for the underlying mutual fund portfolios will be the lower of the expenses without any applicable reimbursement or expenses after any applicable reimbursement, as shown above in the section entitled Contract Expense Summary.

THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUND PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The Sub-accounts are referred to below by their specific names.

         Examples (amounts shown are rounded to the nearest dollar)

If you surrender your Annuity at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming 5% annual return on assets:

Sub-accounts                                                                               After:
                                                                  1 yr.           3 yrs.            5 yrs.          10 yrs.

WF Asset Allocation                                                   [TO BE UPDATED BY AMENDMENT]
WF U.S. Government Allocation
WF Growth and Income
WF Money Market
JanCap Growth
T. Rowe Price International Equity
Founders Capital Appreciation
INVESCO Equity Income
PIMCO Total Return Bond
PIMCO Limited Maturity Bond
Berger Capital Growth
AA Growth

If you do not surrender your Annuity at the end of the applicable time period or begin taking annuity payments at such time, you would pay the following expenses on a $1,000 investment, assuming 5% annual return on assets:

Sub-accounts                                                                               After:
                                                                  1 yr.           3 yrs.            5 yrs.          10 yrs.

WF Asset Allocation                                                   [TO BE UPDATED BY AMENDMENT]
WF U.S. Government Allocation
WF Growth and Income
WF Money Market
JanCap Growth
T. Rowe Price International Equity
Founders Capital Appreciation
INVESCO Equity Income
PIMCO Total Return Bond
PIMCO Limited Maturity Bond
Berger Capital Growth
AA Growth

     CONDENSED FINANCIAL INFORMATION: The Unit Prices and number of Units in the Sub-accounts are shown below for all Sub-accounts that commenced operations prior to 1995, as is yield information on the WF Money Market Sub-account. All of these Sub-accounts were available during the periods shown as investment options for other variable annuities we offer pursuant to different prospectuses. The charges assessed against the Sub-accounts under the terms of those other variable annuities are the same as the charges assessed against such Sub-accounts under the Annuity offered pursuant to this Prospectus.

     Unit Prices And Numbers Of Units: The following table shows: (a) the Unit Price as of the dates shown for Units in each of the Class 1 Sub-accounts of Separate Account B being offered pursuant to this Prospectus or which we offer pursuant to certain other prospectuses that were in operation prior to 1995; and
(b) the number of Units outstanding in each such Sub-account as of the dates shown. The year in which operations commenced in each such Sub-account is noted in parentheses. The portfolios in which a particular Sub-account invests may or may not have commenced operations prior to the date such Sub-account commenced operations. The initial offering price for each Sub-account was $10.00.

            Sub-account and the Year Sub-account Operations Commenced

                          [TO BE UPDATED BY AMENDMENT]

                                                           WF                    WF
                                    WF                    U.S.                 Growth                    WF
                                   Asset               Government                and                   Money
                                Allocation             Allocation              Income                  Market
                                  (1994)                 (1994)                (1994)                  (1994)
                                   ----                  ------                ------                  ------

No. of Units
  as of 12/31/95
  as of 12/31/94                 743,176                 84,609                204,067                 144,050

Unit Price
  as of 12/31/95
  as of 12/31/94                 $10.01                 $ 9.94                 $10.34                  $10.18

                                                         T. Rowe
                                                          Price               Founders                 INVESCO
                                  JanCap              International            Capital                 Equity
                                  Growth                 Equity             Appreciation               Income
                                  (1992)                 (1994)                (1994)                  (1994)
No. of Units
  as of 12/31/95
  as of 12/31/94              22,354,170               11,166,758             2,575,105               6,633,333
  as of 12/31/93              13,603,637
  as of 12/31/92               1,476,139

Unit Price
  as of 12/31/95
  as of 12/31/94                 $10.91                   $ 9.49               $10.69                   $ 9.61
  as of 12/31/93                  11.59
  as of 12/31/92                  10.51

Sub-account and the Year Sub-account Operations Commenced

                                   PIMCO                    PIMCO
                                   Total                   Limited               Berger
                                  Return                  Maturity               Capital                 AA
                                   Bond                     Bond                 Growth                Growth
                                  (1994)                   (1995)                (1994)                (1988)

No. of Units
  as of 12/31/95
  as of 12/31/94                4,577,708                                       301,267              5,614,760
  as of 12/31/93                                                                                     2,997,458
  as of 12/31/92                                                                                     1,482,037
  as of 12/31/91                                                                                       559,779
  as of 12/31/90                                                                                        82,302
  as of 12/31/89                                                                                         6,900
  as of 12/31/88                                                                                             0

Unit Price
  as of 12/31/95
  as of 12/31/94                    $9.61                                         $9.94                 $23.18
  as of 12/31/93                                                                                         23.18
  as of 12/31/92                                                                                         19.19
  as of 12/31/91                                                                                         17.32
  as of 12/31/90                                                                                         12.51
  as of 12/31/89                                                                                         12.19
  as of 12/31/88                                                                                             0

The financial statements of the Sub-accounts being offered to you are found in the Statement of Additional Information.

     Yields On Money Market Sub-account: Shown below are the current and effective yields for a hypothetical contract. The yield is calculated based on the performance of the WF Money Market Sub-account during the last seven days of the calendar year ending prior to the date of this Prospectus. At the beginning of the seven day period, the hypothetical contract had a balance of one Unit. The current and effective yields reflect the recurring charges against the Sub-account. Please note that current and effective yield information will fluctuate. This information may not provide a basis for comparisons with deposits in banks or other institutions which pay a fixed yield over a stated period of time, or with investment companies which do not serve as underlying funds for variable annuities.


Sub-account                    Current Yield                     Effective Yield
WF Money Market                    [    ]                             [    ]


     INVESTMENT OPTIONS: We offer a range of variable and fixed options as ways to invest your Account Value.

     Variable Investment Options: During the accumulation phase, we offer a number of Sub-accounts as variable investment options. These are all Class 1 Sub-accounts of American Skandia Life Assurance Corporation Variable Account B ("Separate Account B"). Each of these Sub-accounts invests exclusively in one underlying mutual fund portfolio of the LA Trust, the AST Trust or The Alger American Fund. As of the date of this Prospectus, the Sub-accounts and the portfolios in which they invest are as follows:

                  Underlying Mutual Fund: Life & Annuity Trust

                  Sub-account                                                              Underlying Mutual Fund Portfolio

WF Asset Allocation                                                                                   Asset Allocation Fund
WF U.S. Government Allocation                                                               U.S. Government Allocation Fund
WF Growth and Income                                                                                 Growth and Income Fund
WF Money Market                                                                                           Money Market Fund

                 Underlying Mutual Fund: American Skandia Trust

                  Sub-account                                                              Underlying Mutual Fund Portfolio

JanCap Growth                                                                                                 JanCap Growth
T. Rowe Price International Equity                                                       T. Rowe Price International Equity
Founders Capital Appreciation                                                                 Founders Capital Appreciation
INVESCO Equity Income                                                                                 INVESCO Equity Income
PIMCO Total Return Bond                                                                             PIMCO Total Return Bond
PIMCO Limited Maturity Bond                                                                     PIMCO Limited Maturity Bond
Berger Capital Growth Berger Capital Growth

                 Underlying Mutual Fund: The Alger American Fund

                  Sub-account                                                              Underlying Mutual Fund Portfolio
AA Growth                                                                                             Alger American Growth

Certain Sub-accounts may not be available in all jurisdictions. If and when we obtain approval of the applicable authorities to make such variable investment options available, we will notify Owners of the availability of such Sub-accounts.

We may make other underlying mutual funds available by creating new Sub-accounts. Additionally, new portfolios may be made available by the creation of new Sub-accounts from time to time. Such a new portfolio of an underlying mutual fund may be disclosed in its prospectus. However, addition of a portfolio does not require us to create a new Sub-account to invest in that portfolio. We may take other actions in relation to the Sub-accounts and/or Separate Account B (see "Modifications").


Each underlying mutual fund, or portfolio thereof, is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end management investment company. Each underlying mutual fund or portfolio thereof may or may not be diversified as defined in the 1940 Act. As of the date of this Prospectus, the portfolios in which Sub-accounts offered pursuant to this Prospectus invest are those shown above. A summary of the investment objectives and policies of such underlying mutual fund portfolios is found in Appendix B. The trustees or directors, as applicable, of an underlying mutual fund may add, eliminate or substitute portfolios from time to time. Generally, each portfolio issues a separate class of shares. Shares of the underlying mutual fund portfolios are available to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be made available, subject to obtaining all required regulatory approvals, for direct purchase by various pension and retirement savings plans that qualify for preferential tax treatment under the Code.


The investment objectives, policies, charges, operations, the attendant risks and other details pertaining to each underlying mutual fund portfolio are described in the prospectus of each underlying mutual fund and the statements of additional information for such underlying mutual fund. Also included in such information is the investment policy of each mutual fund or portfolio regarding the acceptable ratings by recognized rating services for bonds and other debt obligations. There can be no guarantee that any underlying mutual fund or portfolio will meet its investment objectives.

Shares of the underlying mutual funds may be available to variable life insurance and variable annuity separate accounts of other insurance companies. Possible consequences of this multiple availability are discussed in the subsection entitled Resolving Material Conflicts.

The prospectus for any underlying mutual fund or funds being considered by you should be read in conjunction herewith. A copy of each prospectus may be obtained without charge from us by calling 1-800-680-8920 or writing to us at P.O. Box 883, Attention:
Stagecoach Variable Annuity Administration, Shelton, Connecticut, 06484-0883.

     Fixed Investment Options: For the payout phase you may elect fixed annuity payments based on our then current annuity rates. The discussion below describes the fixed investment options in the accumulation phase.

As of the date of this Prospectus we offer in most jurisdictions in which the Annuity is available Fixed Allocations with Guarantee Periods of 1, 2, 3, 5, 7 and 10 years. Each such Fixed Allocation is accounted for separately. Each Fixed Allocation earns a fixed rate of interest throughout a set period of time called a Guarantee Period. Multiple Fixed Allocations are permitted, subject to our allocation rules. The duration of a Guarantee Period may be the same or different from the duration of the Guarantee Periods of any of your prior Fixed Allocations.

We may or may not be able to obtain approval in the future in certain jurisdictions of endorsements to individual or group Annuities that include the type of Fixed Allocations offered pursuant to this Prospectus. If such approval is obtained, we will take those steps needed to make such Fixed Allocations available to purchasers to whom Annuities were issued prior to the date of such approval.

To the extent permitted by law, we reserve the right at any time to offer Guarantee Periods with durations that differ from those which were available when your Annuity was issued. We also reserve the right at any time to stop accepting new allocations, transfers or renewals for a particular Guarantee Period. Such an action may have an impact on the MVA (see "Account Value of the Fixed Allocations").

A Guarantee Period for a Fixed Allocation begins: (a) when all or part of a Net Purchase Payment is allocated for that particular Guarantee Period; (b) upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or (c) when a Guarantee Period attributable to a Fixed Allocation "renews" after its Maturity Date.

We declare the rates of interest applicable during the various Guarantee Periods offered. Declared rates are effective annual rates of interest. The rate of interest applicable to a Fixed Allocation is the one in effect when its Guarantee Period begins. The rate is guaranteed throughout the Guarantee Period. We inform you of the interest rate applicable to a Fixed Allocation, as well as its Maturity Date, when we confirm the allocation. We declare interest rates applicable to new Fixed Allocations from time-to-time. Any new Fixed Allocation in an existing Annuity is credited interest at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

To the extent permitted by law, we reserve the right at any time to offer Guarantee Periods with durations that differ from those which were available when your Annuity was issued. We also reserve the right at any time to stop accepting new allocations, transfers or renewals for a particular Guarantee Period. Such an action may have an impact on the MVA (see "Account Value of the Fixed Allocations").

The interest rates we credit are subject to a minimum. We may declare a higher rate. The minimum is based on both an index and a reduction to the interest rate determined according to the index.

The index is based on the published rate for certificates of indebtedness (bills, notes or bonds, depending on the term of indebtedness) of the United States Treasury at the most recent Treasury auction held at least 30 days prior to the beginning of the applicable Fixed Allocation's Guarantee Period. The term (length of time from issuance to maturity) of the certificates of indebtedness upon which the index is based is the same as the duration of the Guarantee Period. If no certificates of indebtedness are available for such term, the next shortest term is used. If the United States Treasury's auction program is discontinued, we will substitute indexes which in our opinion are comparable. If required, implementation of such substitute indexes will be subject to approval by the Securities and Exchange Commission and the Insurance Department of the jurisdiction in which your Annuity was delivered. (For Annuities issued as certificates of participation in a group contract, it is our expectation that approval of only the jurisdiction in which such group contract was delivered applies.)

The reduction used in determining the minimum interest rate is two and one quarter percent of interest (2.25%).

Where required by the laws of a particular jurisdiction, a specific minimum interest rate, compounded yearly, will apply should the index less the reduction be less than the specific minimum interest rate applicable to that jurisdiction.

WE MAY CHANGE THE INTEREST RATES WE CREDIT NEW FIXED ALLOCATIONS AT ANY TIME. Any such change does not have an impact on the rates applicable to Fixed Allocations with Guarantee Periods that began prior to such change. However, such a change will affect the MVA (see "Account Value of the Fixed Allocations").

We have no specific formula for determining the interest rates we declare. Rates may differ between classes and between types of annuities we offer, even for guarantees of the same duration starting at the same time. We expect our interest rate declarations for Fixed Allocations to reflect the returns available on the type of investments we make to support the various classes of annuities supported by the assets in Separate Account D. However, we may also take into consideration in determining rates such factors including, but not limited to, the durations offered by the annuities supported by the assets in Separate Account D, regulatory and tax requirements, the liquidity of the secondary markets for the type of investments we make, commissions, administrative expenses, investment expenses, our mortality and expense risks in relation to Fixed Allocations, general economic trends and competition. OUR MANAGEMENT MAKES THE FINAL DETERMINATION AS TO INTEREST RATES TO BE CREDITED. WE CANNOT PREDICT THE RATES WE WILL DECLARE IN THE FUTURE.

     OPERATIONS OF THE SEPARATE ACCOUNTS: The assets supporting our obligations under the Annuities may be held in various accounts, depending on the obligation being supported. In the accumulation phase, assets supporting Account Values are held in separate accounts established under the laws of the State of Connecticut. In the payout phase, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account.

     Separate Accounts: We are the legal owner of assets in the separate accounts. Income, gains and losses, whether or not realized, from assets allocated to these separate accounts, are credited to or charged against each such separate account in accordance with the terms of the annuities supported by such assets without regard to our other income, gains or losses or to the income, gains or losses in any other of our separate accounts. We will maintain assets in each separate account with a total market value at least equal to the reserve and other liabilities we must maintain in relation to the annuity obligations supported by such assets. These assets may only be charged with liabilities which arise from such annuities. This may include Annuities offered pursuant to this Prospectus or certain other annuities we may offer. The investments made by separate accounts are subject to the requirements of applicable state laws. These investment requirements may differ between those for separate accounts supporting variable obligations and those for separate accounts supporting fixed obligations.

     Separate Account B: In the accumulation phase, the assets supporting obligations based on allocations to the variable investment options are held in our Separate Account B. Separate Account B consists of multiple Sub-accounts. Separate Account B was established by us pursuant to Connecticut law. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

The   Sub-accounts   offered  pursuant  to  this  Prospectus  are  all  Class  1
Sub-accounts of Separate Account B. Each class of Sub-accounts in Separate Account B has a different level of charges assessed against such Sub-accounts.

The amount of our obligations in relation to allocations to the  Sub-accounts is
based  on  the  investment  performance  of  such  Sub-accounts.   However,  the
obligations themselves are our general corporate obligations.

Separate Account B is registered with the SEC under the Investment Company Act of 1940 (the "1940 Act") as a unit investment trust, which is a type of investment company. This does not involve any supervision by the SEC of the investment policies, management or practices of Separate Account B. Each Sub-account invests only in a single mutual fund or mutual fund portfolio.

The only Sub-accounts available for allocation of your Account Value are those offered pursuant to this Prospectus. Persons interested in our other annuities may be offered the same or different Sub-accounts of Separate Account B or any of our other separate accounts. Such sub-accounts may invest in some or all of the same underlying mutual funds or portfolios of such underlying mutual funds as the Sub-accounts offered pursuant to this Prospectus. As of the date of this Prospectus, the Annuities offered pursuant to this Prospectus and annuities offered pursuant to a number of other prospectuses maintained assets in Class 1 Sub-accounts. We may offer additional annuities that maintain assets in Class 1 Sub-accounts. In addition, some of the Class 1 Sub-accounts may invest in underlying mutual funds or underlying mutual fund portfolios in which Sub-accounts in other classes of Separate Account B invest.

You will find additional information about these underlying mutual funds and portfolios in the prospectuses for such funds. Portfolios added to the underlying mutual funds may or may not be offered through added Sub-accounts.

Sub-accounts are permitted to invest in underlying mutual funds or portfolios that we consider suitable. We also reserve the right to add Sub-accounts, eliminate Sub-accounts, to combine Sub-accounts, or to substitute underlying mutual funds or portfolios of underlying mutual funds.

Values and benefits based on allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account, nor is there any assurance that the Account Value allocated to the Sub-accounts will equal the amounts allocated to the Sub-accounts as of any time other than the Valuation Period of such allocation. You bear the entire investment risk.

     Separate Account D: In the accumulation phase, assets supporting our obligations based on Fixed Allocations are held in Separate Account D, which is a "non-unitized" separate account. Such obligations are based on the interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

There are no discrete units in Separate Account D. No party with rights under any annuity nor any group contract owner participates in the investment gain or loss from assets belonging to Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.


If you surrender, withdraw or transfer Account Value from a Fixed Allocation before the end of its Guarantee Period, you bear the risk inherent in the MVA (see "Account Value of the Fixed Allocations"). The Account Value of a Fixed Allocation is guaranteed on its Maturity Date (and, where required by law, 30 days prior to the Maturity Date) to be its then current Interim Value.

We operate Separate Account D in a fashion designed to meet the obligations created by Fixed Allocations. Factors affecting these operations include the following:

         (1) The State of New York, which is one of the jurisdictions in which we are licensed to do business, requires that we meet certain "matching" requirements. These requirements address the matching of the durations of the assets with the durations of obligations supported by such assets. We believe these matching requirements are designed to control an insurer's ability to risk investing in long-term assets to support short term interest rate guarantees. We also believe this limitation controls an insurer's ability to offer unrealistic rate guarantees.

         (2) We employ an investment strategy designed to limit the risk of default. Some of the guidelines of our current investment strategy for Separate Account D include, but are not limited to the following:


                  (a) Investments may be made in cash; debt securities issued by the United States Government or its agencies and instrumentalities; money market instruments; short, intermediate and long-term corporate obligations; private placements; asset-backed obligations; and municipal bonds.

                  (b) At the time of purchase, fixed income securities will be in one of the top four generic lettered rating classifications as established by Standard & Poor's or Moody's Investor Services, Inc., or any Nationally Recognized Statistical Rating Organization ("NRSRO").


We are not obligated to invest according to the aforementioned guidelines or any other strategy except as may be required by Connecticut and other state insurance laws.

         (3) We have the sole discretion to employ investment managers that we believe are qualified, experienced and reputable to manage Separate Account D. Each manager is responsible for investment management of different portions of Separate Account D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s).

     (4) The assets in Separate Account D are accounted for at their market value, rather than at book value.

         (5) We are obligated by law to maintain our capital and surplus, as well as our reserves, at the levels required by applicable state insurance law and regulation.

     INSURANCE ASPECTS OF THE ANNUITY: As an insurance company we bear the insurance risk inherent in the Annuity. This includes the risks that mortality and expenses exceed our expectations, and the investment and re-investment risks in relation to the assets supporting obligations not based on the investment performance of a separate account. We are subject to regulation that requires reserving and other practices in a manner that minimizes the insurance risk (see "Regulation").

     CHARGES ASSESSED OR ASSESSABLE AGAINST THE ANNUITY: The Annuity charges which are assessed or may be assessable under certain circumstances are the contingent deferred sales charge, a charge for taxes and a transfer fee. These charges are allocated according to our rules. The transfer charge is not assessed if no Account Value is maintained in the Sub-accounts at the time such charge is payable. However, we make certain assumptions regarding transfer expenses as part of the overall expense assumptions used in determining the interest rates we credit to Fixed Allocations. Charges are also assessed against the Sub-accounts and the underlying mutual funds. We also may charge you for special services, such as dollar cost averaging, rebalancing, Systematic Withdrawals, Minimum Distributions, and additional reports. As of the date of this Prospectus, we do not charge you for any special services.

     Contingent Deferred Sales Charge: Although we incur sales expenses in connection with the sale of contracts (for example, preparation of sales literature, expenses of selling and distributing the contracts, including commissions, and other promotional costs), we do not deduct any charge from your Purchase Payments for such expenses. However, a contingent deferred sales charge may be assessed. We assess a contingent deferred sales charge against the portion of any withdrawal or surrender that is deemed to be a liquidation of your Purchase Payments paid within the preceding seven years. The contingent deferred sales charge applies to each Purchase Payment that is liquidated. It is a decreasing percentage of the Purchase Payment being liquidated. The charge decreases as the Purchase Payment ages. The aging of a Purchase Payment is measured from the date it is applied to your Account Value. The charge is: year 1 -7.0%; year 2 - 7.0%; year 3 - 6.0%; year 4 - 5.0%; year 5 - 4.0%; year 6 -
3.0%; year 7 - 2.0%; year 8 and thereafter - 0%.

Each Annuity Year in the accumulation phase you may withdraw a limited amount of Account Value without application of any contingent deferred sales charge (see "Free Withdrawal"). However, for purposes of the contingent deferred sales charge, amounts withdrawn as a free withdrawal are not considered as liquidation of Purchase Payments. Account Value is deemed withdrawn according to specific rules in determining how much, if any, contingent deferred sales charge applies to a partial withdrawal (see "Partial Withdrawal"). There is no contingent deferred sales charge if all Purchase Payments were received at least 7 years prior to the date of either a full surrender or partial withdrawal. Where permitted by law, any contingent deferred sales charge applicable to a full surrender is waived if such full surrender qualifies under our rules as a medically-related withdrawal (see "Medically-Related Surrenders").

From time to time we may reduce the amount of the contingent deferred sales charge, the period during which it applies, or both, when Annuities are sold to individuals or a group of individuals in a manner that reduces sales expenses. We would consider such factors as: (a) the size and type of group; (b) the amount of Purchase Payments; (c) present Owners making additional Purchase Payments; and/or (d) other transactions where sales expenses are likely to be reduced.

No contingent deferred sales charge is imposed when any group annuity contract or any Annuity issued pursuant to this Prospectus is owned on its Issue Date by:
(a) any parent company, affiliate or subsidiary of ours; (b) an officer, director, employee, retiree, sales representative, or in the case of an affiliated broker-dealer, registered representative of such company; (c) a director or trustee of any underlying mutual fund; (d) a director, officer or employee of any investment manager or sub-advisor providing investment management and/or advisory services to an underlying mutual fund or any affiliate of such investment managers sub-advisor; (e) a director, officer, employee or registered representative of a broker-dealer that has a then current selling agreement with American Skandia Marketing, Incorporated, formerly Skandia Life Equity Sales Corporation; (f) the then current spouse of any such person noted in (b) through (e), above; (g) parents of any such person noted in
(b) through (f) above; and (h) such person's child or other legal dependent under age of 21. No such group contract or Annuity is eligible for any Additional Amount due to the size of Purchase Payments (see "Breakpoints") or may qualify under any Exchange Program (see "Exchange Contracts").

No contingent deferred sales charge is assessed on Minimum Distributions, to the extent such Minimum Distributions are required from your Annuity at the time it is taken. However, the charge may be assessed for any partial withdrawal taken in excess of the Minimum Distribution, even if such amount is taken to meet minimum distribution requirements in relation to other savings or investments held pursuant to various retirement plans designed to qualify for preferred tax treatment under various sections of the Code (see "Minimum Distributions").

Any elimination of the contingent deferred sales charge or any reduction to the amount or duration of such charges will not discriminate unfairly between Annuity purchasers. We will not make any such changes to this charge where prohibited by law.

Expenses incurred in connection with the sale of Annuities may exceed the charges made for such purpose. We expect that the contingent deferred sales charge will not be sufficient to cover the sales expenses. We expect to meet any deficiency from any profit we may make on Annuities and from our surplus. This may include proceeds from, among others, the mortality and expense risk charges assessed against the Sub-accounts.

     Tax Charges: In several states a tax is payable. We will deduct the amount of tax payable, if any, from your Purchase Payments if the tax is then incurred or from your Account Value when applied under an annuity option if the tax is incurred at that time. The amount of the tax varies from jurisdiction to jurisdiction. It may also vary depending on whether the Annuity qualifies for certain treatment under the Code. In each jurisdiction, the state legislature may change the amount of any current tax, may decide to impose the tax, eliminate it, or change the time it becomes payable. In those jurisdictions imposing such a tax, the tax rates currently in effect range up to 3 1/2%. In addition to state taxes, local taxes may also apply. The amounts of these taxes may exceed those for state taxes.

     Transfer Fee: We charge $10.00 for each transfer after the twelfth in each Annuity Year. However, the fee is only charged if there is Account Value in at least one Sub-account immediately subsequent to such transfer.

     Allocation Of Annuity Charges: Charges applicable to a surrender are used in calculating Surrender Value. Charges applicable to any type of withdrawal are taken from the investment options in the same ratio as such a withdrawal is taken from the investment options (see "Allocation Rules"). The transfer fee is assessed against the Sub-accounts in which you maintain Account Value immediately subsequent to such transfer. The transfer fee is allocated on a pro-rata basis in relation to the Account Values in such Sub-accounts as of the Valuation Period for which we price the applicable transfer. No fee is assessed if there is no Account Value in any Sub-account at such time. Tax charges are assessed against the entire Purchase Payment or Account Value as applicable.

     CHARGES ASSESSED AGAINST THE ASSETS: There are charges assessed against assets in the Sub-accounts. These charges are described below. There are no charges deducted from the Fixed Allocations. The factors we use in determining the interest rates we credit Fixed Allocations are described above in the subsection entitled "Fixed Investment Options". No charges are deducted from assets supporting fixed or adjustable annuity payments. The factors we use in determining fixed or adjustable annuity payments include, but are not limited to, our expected investment returns, costs, risks and profit targets. We reserve the right to assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

     Administration Charge: We assess each Class 1 Sub-account, on a daily basis, an administration charge. The charge is 0.15% per year of the average daily total value of such Sub-account.

We assess the administration charge at amounts we believe necessary to recover the actual costs of administering the Account Values allocated to the Class 1 Sub-accounts and Separate Account B itself. The administration charge can be increased only for Annuities issued subsequent to the effective date of any such change.

A relationship does not necessarily exist between the portion of the administration charge attributable to a particular Annuity and the expenses attributable to that Annuity. However, we believe the total administration charges made against the Class 1 Sub-accounts will not be greater than the total anticipated costs. We allocate costs pro-rata between classes in Separate Account B in proportion to the assets in various classes. Types of expenses which might be incurred include, but are not necessarily limited to, the expenses of: developing and maintaining a computer support system for administering the Account Values in the Sub-accounts and Separate Account B itself, preparing and delivering confirmations and quarterly statements, processing transfers, withdrawal and surrender requests, responding to Owner inquiries, reconciling and depositing cash receipts, calculating and monitoring daily values of each Sub-account, reporting for the Sub-accounts, including quarterly, semi-annual and annual reports, and mailing and tabulation of shareholder proxy solicitations.

From time to time we may reduce the amount of the administration charge. We may do so when Annuities are sold to individuals or a group of individuals in a manner that reduces administrative expenses. We would consider such factors as:
(a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments; and/or (d) other transactions where administration expenses are likely to be reduced.

Any elimination of the administration charge or any reduction of such charge will not discriminate unfairly between Annuity purchasers. We will not make any changes to these charges where prohibited by law.

     Mortality and Expense Risk Charges: For Class 1 Sub-accounts, the mortality risk charge is 0.90% per year and the expense risk charge is 0.35% per year. These charges are assessed in combination each day against each Sub-account at the rate of 1.25% per year of the average daily total value of each Sub-account.

With respect to the mortality risk charge, we assume the risk that the mortality experience under the Annuities may be less favorable than our assumptions. This could arise for a number of reasons, such as when persons upon whose lives annuity payments are based live longer than we anticipated, or when the Sub-accounts decline in value resulting in losses in paying death benefits. If our mortality assumptions prove to be inadequate, we will absorb any resulting loss. Conversely, if the actual experience is more favorable than our assumptions, then we will benefit from the gain. We also assume the risk that the administration charge may be insufficient to cover our actual administration costs. If we realize a profit from the mortality and expense risk charges, such profit may be used to recover sales expenses incurred which may not be recovered by the contingent deferred sales charge.

     CHARGES OF THE UNDERLYING MUTUAL FUNDS: Each underlying mutual fund assesses various charges for investment management and investment advisory fees. These charges generally differ between portfolios within the same underlying mutual fund. You will find additional details in each fund prospectus and its statement of additional information.

     PURCHASING ANNUITIES: You may purchase an Annuity for various purposes. You must meet our requirements before we issue an Annuity and it takes effect. Certain benefits may be available to certain classes of purchasers, including, but not limited to, those who submit Purchase Payments above specified breakpoint levels and those who are exchanging a contract issued by another insurer for an Annuity. You have a "free-look" period during which you may return your Annuity for a refund amount which may be less or more than your Purchase Payment, except in specific circumstances.


     Uses Of The Annuity: The Annuity may be issued in connection with or purchased as a funding vehicle for certain retirement plans which meet the requirements of various sections of the Code, including Sections 401 (corporate, association, or self-employed individuals' retirement plans), Section 403(b) (tax-sheltered annuities available to employees of certain qualifying employers) and Section 408 (individual retirement accounts and individual retirement annuities - "IRAs"; Simplified Employee Pensions). We may require additional information regarding the applicable retirement plans before we issue an Annuity to be used in connection with such retirement plans. We may also restrict or change certain rights and benefits, if in our opinion, such restrictions or changes are necessary for your Annuity to be used in connection with such retirement plans. We may elect to no longer offer Annuities in connection with various retirement plans. The Annuity may also be used in connection with plans that do not qualify under the sections of the Code noted above. Some of the potential tax consequences resulting from various uses of the Annuities are discussed in the section entitled "Certain Tax Considerations".


     Application And Initial Payment: You must meet our underwriting requirements and forward a Purchase Payment if you seek to purchase an Annuity. These requirements may include a properly completed Application. Where permitted by law we may issue an Annuity without completion of an Application for certain classes of Annuities.

The minimum initial Purchase Payment we accept if the Annuity is not to be used in connection with a plan designed to qualify for special treatment under the Code is $10,000. However, if you choose Auto Saver, we will accept a lower initial Purchase Payment provided that the Purchase Payments received in the first year total at least $10,000. The minimum initial Purchase Payment we accept if the Annuity is to be used in connection with a plan designed to qualify for special treatment under the Code is $2,000. However, if you choose Auto Saver, we will accept a lower initial Purchase Payment provided that the Purchase Payments received in the first year total at least $2,000. The initial Purchase Payment must be paid by check or by wire transfer. It cannot be made through Auto Saver. Our Office must give you prior approval before we accept a Purchase Payment that would result in the Account Value of all annuities you maintain with us exceeding $500,000. We confirm each Purchase Payment in writing. Multiple annuities purchased from us within the same calendar year may be treated for tax purposes as if they were a single annuity (see "Certain Tax Considerations").

We reserve the right to allocate your initial Net Purchase Payment to the investment options up to two business days after we receive, at our Office, all of our requirements for issuing the Annuity as applied for. We may retain the Purchase Payment and not allocate the initial Net Purchase Payment to the investment options for up to five business days while we attempt to obtain all such requirements. We will try to reach you or any other party from whom we need any information or materials. If the requirements cannot be fulfilled within that time, we will (a) attempt to inform you of the delay, and (b) return the amount of the Purchase Payment, unless you specifically consent to our retaining it until all our requirements are met. Once our requirements are met, the initial Net Purchase Payment is applied to the investment options within two business days. Once we accept your Purchase Payment and our requirements are met, we issue an Annuity.

     Breakpoints: Wherever allowed by law, we reserve the right to credit certain additional amounts ("Additional Amounts") to your Annuity if you submit large initial or subsequent Purchase Payments. Such Additional Amounts are credited by us on your behalf with funds from our general account. As of the date of this Prospectus, we were making such a program available. However, we reserve the right to modify, suspend or terminate it at any time, or from time to time, without notice.


The current breakpoints for qualifying for Additional Amounts are shown below. Also shown is the value of such Additional Amounts as a percentage of your Purchase Payment. The percentage also depends on the age of the oldest of any Owner, if the Owners is a person, or the Annuitant, if the Owner is an entity, on the date we receive the applicable Purchase Payment at our Office.

                                               Age of the oldest of any Owner or the
                                              Annuitant when we receive the applicable             Additional Amount as a percentage
 Total Purchase Payments received                  Purchase Payment at our Office                            of the Purchase Payment
 --------------------------------                  ------------------------------                            -----------------------

At least $1,000,000.00 but
     less than $5,000,000.00                              Less than Age 75                                        3.00%

At least $1,000,000.00 but                                     Age 75
     less than $5,000,000.00                                  and older                                           1.50%

$5,000,000.00 or more                                     Less than Age 75                                        3.75%

$5,000,000.00 or more                                          Age 75
                                                          and older                                               2.00%

However, the value of any Additional Amounts combined with any Exchange Credits due under any exchange program we offer may not exceed the specified maximum percentage under such exchange program (see "Exchange Contracts").


Additional Amounts are added at the same time the qualifying Net Purchase Payment is allocated to the investment options, and are allocated to the investment options in the same manner as such qualifying Net Purchase Payment. Should you exercise your right to return the Annuity, any Additional Amount will be deducted from your Account Value prior to determining the amount to be returned to you. We do not consider Additional Amounts to be "investment in the contract" for income tax purposes (see "Certain Tax Considerations"). Additional Amounts credited are not included in any amounts you may withdraw without assessment of the contingent deferred sales charge (see "Contingent Deferred Sales Charge").


Generally, the breakpoints apply separately to each Purchase Payment. However, we will apply the breakpoints cumulatively if you provide us In Writing evidence satisfactory to us that you will submit additional Purchase Payments within a 13 month period. We require an initial Purchase Payment of at least $500,000.00 before we agree to such a program if it is designed to provide a total of at least $1,000,000.00 of Purchase Payments over 13 months. We require an initial Purchase Payment of at least $2,500,000.00 before we agree to such a program if it is designed to provide a total of at least $5,000,000.00 over 13 months.


We retain the right to recover an amount from your Annuity if such additional Purchase Payments are not received. The amount we may recover is the Additional Amounts when applied. Amounts recovered will be taken pro-rata from the investment options based on the Account Values in the investment options as of the date of the recovery. If the amount of the recovery exceeds your then current Surrender Value, we will recover all remaining Account Value and terminate your Annuity.


Failure to inform us In Writing at or prior to the time of the initial Purchase Payment that you intend to submit a pair or series of large Purchase Payments within a 13 month period may result in your Annuity being credited no Additional Amounts or fewer Additional Amounts than would otherwise be credited to you.

     Exchange Contracts: We reserve the right to offer an exchange program (the "Exchange Program") available only to purchasers who exchange an existing contract issued by another insurance company not affiliated with us (an "Exchange Contract") for an Annuity or who add, under certain qualified plans, to an existing Annuity by exchanging an Exchange Contract. As of the date of this Prospectus, where allowed by law, we were making such a program available. However, we reserve the right to modify, suspend, or terminate it at any time or from time to time without notice. If such an Exchange Program is in effect, it will apply to all such exchanges for an Annuity.

Such a program would be available only where permitted by law to owners of insurance or annuity contracts deemed not to constitute "securities" issued by an investment company. Therefore, while a currently owned variable annuity or variable life insurance policy may be exchanged for an Annuity pursuant to
Section 1035 of the Code, or where applicable, may qualify for a "rollover" or transfer to an Annuity pursuant to certain other sections of the Code, such an exchange, "rollover" or transfer of such a currently owned variable annuity or variable life insurance policy subject to the 1940 Act will not qualify for any Exchange Program being offered in relation to Annuities offered pursuant to this Prospectus. You should carefully evaluate whether any particular Exchange Program we offer benefits you more than if you continue to hold your Exchange Contract. Factors to consider include, but are not limited to: (a) the amount, if any, of the surrender charges under your Exchange Contract, which you should ascertain from your insurance company; (b) the time remaining under your Exchange Contract during which surrender charges apply; (c) the on-going charges, if any, under your Exchange Contract versus the on-going charges under an Annuity; (d) the contingent deferred sales charge under an Annuity; (e) the amount and timing of any benefits under such an Exchange Program; and (f) the potentially greater cost to you if the contingent deferred sales charge on an Annuity or the surrender charge on your Exchange Contract exceeds the benefits under such an Exchange Program. There could be adverse federal income tax consequences. You should consult with your tax advisor as to the tax consequences of such an exchange (see "Tax Free Exchanges").

Under the Exchange Program available as of the date of this Prospectus we add certain amounts to your Account Value as exchange credits ("Exchange Credits"). Such Exchange Credits are credited by us on behalf of the Owners of Exchange Contracts with funds from our general account. Subject to a specified limit (the "Exchange Credit Limit") discussed below, the Exchange Credits equal the surrender charge paid, if any, to the other insurance company plus the difference, if any, between the "annuity value" and the "surrender value" attributable to a difference in interest rates that have been or would be credited to such values in annuities typically referred to as "two tier" annuities. Both such amounts hereafter are referred to as a "surrender charge". Determination of whether an Exchange Contract is a "two tier" annuity qualifying for Exchange Credits is in our sole discretion. A "two-tier" annuity is generally credited higher interest rates if there are no or limited withdrawals before annuitization, and a lower interest rate would apply upon surrender and most withdrawals.

Exchange Credits are not included in any amounts returned to you during the "free-look" period described below.

This Exchange Program is subject to the following rules:

     (1) We do not add Exchange Credits unless we receive In Writing evidence satisfactory to us:

                  (a) of the surrender charge, if any, you paid to surrender the Exchange Contract and the amount of any such charge (you may have particular difficulty in obtaining satisfactory evidence of any surrender charge paid to surrender an Exchange Contract typically referred to as a "two tier" annuity); and

                  (b) that you acknowledge that you are aware that the contingent deferred sales charge under this Annuity will be assessed in full against any subsequent surrender or partial withdrawal to the extent then applicable.

         (2) The ratio of the Exchange Credits to be added to any Fixed Allocation is the ratio between such Fixed Allocation and the Purchase Payment that qualifies for this Exchange Credit on the date we allocate the Purchase Payment. Exchange Credits not added to Fixed Allocations, if any, are allocated pro-rata among the Sub-accounts based on your Account Values in such Sub-accounts at the time we allocate the Exchange Credits.

     (3) The Exchange Credit is allocated as of the later of (a), (b) or (c); where

     (a) is the date the applicable Purchase Payment is allocated to the investment options;

     (b) is 30 days after the Issue Date; and

     (c) is the date we receive, In Writing, evidence satisfactory to us of the amount of the surrender charge you paid to surrender the Exchange Contract.

For the fixed investment options, interest on the Exchange Credits is credited as of the later of (a) or (b), where:

     (a) is the date the applicable Purchase Payment was allocated; and

     (b) is the date we receive, In Writing, evidence satisfactory to us of the amount of the surrender charge you paid to surrender the Exchange Contract, if more than 30 days after the Issue Date.


         (4) The value of the Exchange Credits as of the date of the allocation to the investment options equals the lesser of the Exchange Credit Limit or the surrender charge you paid to surrender the Exchange Contract. The Exchange Credit Limit is a percentage of the net amount payable upon surrender of the Exchange Contract. The Exchange Credit Limit depends on: (a) the age of the oldest of any Owner, if the Owner is a person, or the Annuitant, if the Owner is an entity, on the date we receive the applicable Purchase Payment at our Office; and (b) the amount of proceeds we receive upon surrender of the Exchange Contract ("Exchange Proceeds"). The current limits are as follows:

Age of the oldest of any Owner or the
   Annuitant when we receive the                              Exchange                                  Exchange Credit Limit
applicable Purchase Payment at our Office                     Proceeds                                    for all other uses

         Under 75                                         $10,000 or more                                        5.50%
         Under 75                                         $5,000 to $9,999.99                                    2.70%
         Under 75                                         Under $5,000                                           1.80%
         75 or over                                       Under $5,000                                           0.00%
         75 or over                                       $5,000 to $9,999.99                                    0.00%
         75 or over                                       $10,000 or more                                        2.75%

The Exchange Credit Limit is not based on any other Purchase Payment. We reserve the right at any time and from time to time to increase or decrease the Exchange Credit Limit. However, the Exchange Credit Limit in effect at any time will apply to all purchases qualifying for the Exchange Program. Further, any Additional Amounts described under "Breakpoints" combined with any Exchange Credit due may not exceed the Exchange Credit Limit (see "Breakpoints").

         (5) The value of any Exchange Credits is not considered "growth" for purposes of determining amounts available as a free withdrawal (see "Free Withdrawal").

         (6) We do not consider additional amounts credited to Account Value under the Exchange Program to be an increase in your "investment in the contract" (see "Certain Tax Considerations").

     Auto Saver: You may make Purchase Payments to your Annuity using Auto Saver, but only for allocations to variable investment options. However, you must pay at least one prior Purchase Payment by check or wire transfer. We may accept an initial Purchase Payment lower than our standard minimum Purchase Payment requirement of $10,000 if you also furnish Auto Saver instructions that provide amounts that will meet a $10,000 minimum Purchase Payment requirement to be paid within 12 months. For Annuities designed to qualify for special tax treatment under the Code, we may accept an initial Purchase Payment lower than our standard minimum Purchase Payment requirement of $2,000 if you also furnish Auto Saver instructions that provide amounts that will meet a $2,000 minimum Purchase Payment requirement to be paid within 12 months. We may accept additional Purchase Payments in an amount lower than $100, if accompanied by an Auto Saver authorization form allowing monthly Purchase Payments of at least $50.


     Periodic Purchase Payments: We may, from time-to-time, offer opportunities to make Purchase Payments automatically on a periodic basis, subject to our rules. These opportunities may include, but are not limited to, certain salary reduction programs agreed to by an employer or other automatic periodic transfers to us. As of the date of this Prospectus, we only agree to accept Purchase Payments on such a basis if: (a) we receive your request In Writing for a salary reduction program and we agree to accept Purchase Payments on this basis; (b) the allocations are only to variable investment options or the frequency and number of allocations to fixed investment options is limited in accordance with our rules; and (c) the total of Purchase Payments in the first Annuity Year is scheduled to equal at least our then current minimum requirements. We may also require an initial Purchase Payment to be submitted by check or wire before agreeing to such a program. Our minimum requirements may differ based on the usage of the Annuity, such as whether it is being used in conjunction with certain retirement plans.


     Right to Return the Annuity: You have the right to return the Annuity within twenty-one days of receipt or longer where required by law. The period in which you can take this action is known as a "free-look" period. To exercise your right to return the Annuity during the "free-look" period, you must return the Annuity. The amount to be refunded is the then current Account Value plus any tax charge deducted and less any Additional Amounts added due to premium size (see "Breakpoints"). This is the "standard refund". If necessary to meet Federal requirements for IRAs or certain state law requirements, we return the greater of the "standard refund" or the Purchase Payments received less any withdrawals (see "Allocation of Net Purchase Payments"). For Annuities subject to California law, owners who are age 60 or older (or annuitants if the annuity is owned by a non-natural person) may return the Annuity within thirty days of receipt. The amount refunded is the standard refund. We tell you how we determine the amount payable under any such right at the time we issue your Annuity. Upon the termination of the "free-look" period, if you surrender your Annuity, you may be assessed certain charges (see "Charges Assessed or Assessable Against the Annuity").

     Allocation of Net Purchase Payments: All allocations of Net Purchase Payments are subject to our allocation rules (see "Allocation Rules"). Allocation of the portion of the initial Purchase Payment and any Net Purchase Payments received during the "free-look" period that you wish to allocate to any Sub-accounts are subject to an additional allocation rule if state law requires return of at least your Purchase Payments should you return the Annuity under such "free-look" provision. If such state law applies to your Annuity: (a) we allocate any portion of any such Net Purchase Payments that you indicate you wish to go into the Sub-accounts to the WF Money Market Sub-account; and (b) at the end of such "free-look" period we reallocate Account Value according to your then most recent allocation instructions to us, subject to our allocation rules. However, where permitted by law in such jurisdictions, we will allocate such Net Purchase Payments according to your instructions, without any temporary allocation to the WF Money Market Sub-account, if you execute a return waiver ("Return Waiver"). Under the Return Waiver, you waive your right to the return of the greater of the "standard refund" or the Purchase Payments received less any withdrawals. Instead, you only are entitled to the return of the "standard refund" (see "Right to Return the Annuity").

Your initial Purchase Payment, as well as other Purchase Payments will be allocated in accordance with the then current requirements of any rebalancing, asset allocation or market timing program which you have authorized or have authorized an independent third party to use in connection with your Annuity (see "Allocation Rules").

     Balanced Investment Program: We offer a balanced investment program in relation to your Purchase Payment if Fixed Allocations are available under your Annuity. If you choose this program, we commit a portion of your Net Purchase Payment as a Fixed Allocation for the Guarantee Period you select. This Fixed Allocation will have grown pre-tax to equal the exact amount of your entire Purchase Payment at the end of its initial Guarantee Period, if no amounts are transferred or withdrawn from such Fixed Allocation. The rest of your Net Purchase Payment is invested in the other investment options you select.


We reserve the right, from time to time, to credit additional amounts to Fixed Allocations ("Additional Amounts") if you allocate Purchase Payments in accordance with the balanced investment program we offer. We offer to do so at our sole discretion. Such an offer is subject to our rules, including but not limited to, a change to the MVA formula. For more information, see "Additional Amounts in the Fixed Allocations".


     Ownership, Annuitant and Beneficiary Designations: You make certain designations that apply to the Annuity if issued. These designations are subject to our rules and to various regulatory or statutory requirements depending on the use of the Annuity. These designations include an Owner (if the Annuity is issued as a certificate representing interest in a group annuity contract, the designation will be for a participant), a contingent Owner, an Annuitant, a Contingent Annuitant, a Beneficiary, and a contingent Beneficiary. Certain designations are required, as indicated below. Such designations will be revocable unless you indicate otherwise or we endorse your Annuity to indicate that such designation is irrevocable to meet certain regulatory or statutory requirements. Changing the Owner or Annuitant designations may affect the minimum death benefit (see " Death Benefits").

Some of the tax implications of various designations are discussed in the section entitled CERTAIN TAX CONSIDERATIONS. However, there are other tax issues than those addressed in that section, including, but not limited to, estate and inheritance tax issues. You should consult with a competent tax counselor regarding the tax implications of various designations. You should also consult with a competent legal advisor as to the implications of certain designations in relation to an estate, bankruptcy, community property, where applicable, and other matters.

An Owner must be named. You may name more than one Owner. If you do, all rights reserved to Owners are then held jointly. We require the consent In Writing of all joint Owners for any transaction for which we require the written consent of Owners. Where required by law, we require the consent In Writing of the spouse of any person with a vested interest in an Annuity. Naming someone other than the payor of any Purchase Payment as Owner may have gift, estate or other tax implications.

Where allowed by law, you may name a contingent Owner. However, this designation takes effect only on or after the Annuity Date.

You must name an Annuitant. We do not accept a designation of joint Annuitants. You may name one or more Contingent Annuitants. There may be adverse tax consequences if a Contingent Annuitant succeeds an Annuitant and the Annuity is owned by a trust that is neither tax exempt nor does not qualify for preferred treatment under certain sections of the Code, such as Section 401 (a "non-qualified" trust). In general, the Code is designed to prevent the benefit of tax deferral from continuing for long periods of time on an indefinite basis. Continuing the benefit of tax deferral by naming one or more Contingent Annuitants when the Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as Contingent Annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a Contingent Annuitant if you expect to use an Annuity in such a fashion. Where allowed by law, you must name Contingent Annuitants according to our rules when an Annuity is used as a funding vehicle for certain retirement plans designed to meet the requirements of Section 401 of the Code.

You may name more than one primary and more than one contingent Beneficiary and if you do, the proceeds will be paid in equal shares to the survivors in the appropriate beneficiary class, unless you have requested otherwise In Writing. If the primary Beneficiary dies before death proceeds become payable, the proceeds will become payable to the contingent Beneficiary. If no Beneficiary is alive when death proceeds become payable or in the absence of any Beneficiary designation, the proceeds will vest in you or your estate.

     ACCOUNT VALUE AND SURRENDER VALUE: In the accumulation phase your Annuity has an Account Value. Your total Account Value is the sum of your Account Value in each investment option. Surrender Value is the Account Value less any applicable contingent deferred sales charge.

     Account Value in the Sub-accounts: We determine your Account Value separately for each Sub-account. To determine the Account Value in each Sub-account we multiply the Unit Price as of the Valuation Period for which the calculation is being made times the number of Units attributable to you in that Sub-account as of that Valuation Period. The method we use to determine Unit Prices is shown in the Statement of Additional Information.

The number of Units attributable to you in a Sub-account is the number of Units you purchased less the number transferred or withdrawn. We determine the number of Units involved in any transaction specified in dollars by dividing the dollar value of the transaction by the Unit Price of the effected Sub-account as of the Valuation Period applicable to such transaction.

     Account Value of the Fixed Allocations: We determine the Account Value of each Fixed Allocation separately. A Fixed Allocation's Account Value as of a particular date is determined by multiplying its then current Interim Value times the MVA.

A formula is used to determine the MVA. The formula is applied separately to each Fixed Allocation. Values and time durations used in the formula are as of the date for which the Account Value is being determined. The formula is:

                          [ (1+I) / (1+J+0.0010)] N/12

                                     where:

                  I is the interest rate being credited to the Fixed Allocation;

                  J is the interest rate (for your class of annuities) being credited to new Fixed Allocations with Guarantee Period durations equal to the number of years (rounded to the next higher integer when occurring on other than an anniversary of the beginning of the Fixed Allocation's Guarantee Period) remaining in your Fixed Allocation Guarantee Period;

                  N is the number of months (rounded to the next higher integer when occurring on other than a monthly anniversary of the beginning of the Guarantee Period) remaining in such Guarantee Period.


The formula that applies if amounts are surrendered pursuant to the right to return the Annuity is [(1+I)/(1+J)]N/12.


No MVA applies in determining a Fixed Allocation's Account Value on its Maturity Date, and, where required by law, the 30 days prior to the Maturity Date. If we are not offering a Guarantee Period with a duration equal to the number of years remaining in a Fixed Allocation's Guarantee Period, we calculate a rate for "J" above using a specific formula. This formula is described in the Statement of Additional Information.

Our Current Rates are expected to be sensitive to interest rate fluctuations, thereby making each MVA equally sensitive to such changes. There would be a downward adjustment when the applicable Current Rate plus 0.10 percent of interest exceeds the rate credited to the Fixed Allocation and an upward adjustment when the applicable Current Rate is more than 0.10 percent of interest lower than the rate being credited to the Fixed Allocation. See the Statement of Additional Information for an illustration of how the MVA works.

We reserve the right, from time to time, to determine the MVA using an interest rate lower than the Current Rate for all transactions applicable to a class of Annuities. We may do so at our sole discretion. This would benefit all such Annuities if transactions to which the MVA applies occur while we use such lower interest rate.

     Additional Amounts in the Fixed Allocations: To the extent permitted by law, we reserve the right, from time to time, to credit Additional Amounts to Fixed Allocations. We may do so at our sole discretion. We may offer to credit such Additional Amounts only in relation to Fixed Allocations of specific durations (i.e. 7 or 10 years) when used as part of certain programs we offer such as the balanced investment program and dollar cost averaging (see "Balanced Investment Program" and "Dollar Cost Averaging"). We would provide such Additional Amounts with funds from our general account and credit them to the applicable Fixed Allocation. Such a program is subject to the following rules:

         (1) The Additional Amounts are credited in relation to initial or additional Purchase Payments, not to Account Value transferred to a Fixed Allocation for use in the applicable programs. The Additional Amounts are not credited in relation to any exchange of another annuity issued by us for an Annuity.

         (2) The Additional Amounts are credited as of the later of the date the applicable Purchase Payment is allocated to the applicable Fixed Allocation or the 30th day after the Issue Date.

         (3) Interest on the Additional Amounts is credited as of the date the applicable Purchase Payment is allocated to the applicable Fixed Allocation.

     (4) The Additional Amounts are a percentage of the amount credited to the applicable Fixed Allocation. However, we may change the percentage from time to time.

         (5) There is an increase to any applicable "adjustment amount" in the MVA formula, which otherwise is 0.0010, to 0.0020 (see "Account Value of the Fixed Allocations"). This change would only apply to a transfer, surrender or withdrawal from the applicable Fixed Allocation, but not to any payments of death benefit proceeds or a medically-related surrender (see "Medically-Related Surrender"). This change could reduce your Account Value.

         (6) We do not consider Additional Amounts to be "investment in the contract" for income tax purposes (see "Certain Tax Considerations").

         (7) Additional Amounts credited are not included in any amounts you may withdraw without assessment of the contingent deferred sales charge pursuant to the Free Withdrawal provision (see "Free Withdrawals").

         (8) We determine if a Purchase Payment is received during the period we are offering such credits based on the earlier of: (a) the date we receive at our Office the applicable Purchase Payment; or (b) the date we receive at our Office our requirements in relation to either an exchange of an existing annuity issued by another insurer or a "rollover" or transfer of such an annuity pursuant to specific sections of the Code.

         (9) No Purchase Payment may be applied to more than one program crediting Additional Amounts solely to a Fixed Allocation.

         (10) We reserve the right to reduce the Additional Amount, when the Additional Amount combined with amounts we credit under various other programs we may offer, such as the Exchange Program, exceed the Exchange Credit Limit (see "Exchange Contracts").

     RIGHTS, BENEFITS AND SERVICES: The Annuity provides various rights, benefits and services subsequent to its issuance and your decision to keep it beyond the free-look period. A number of these rights, benefits and services, as well as some of the rules and conditions to which they are subject, are described below. These rights, benefits and services include, but are not limited to: (a) making additional Purchase Payments; (b) changing revocable designations; (c) transferring Account Values between investment options; (d) receiving lump sum payments, Systematic Withdrawals or Minimum Distributions, annuity payments and death benefits; (e) transferring or assigning your Annuity;
(f) exercising certain voting rights in relation to the underlying mutual funds in which the Sub-accounts invest; and (g) receiving reports. These rights, benefits and services may be limited, eliminated or altered when an Annuity is purchased in conjunction with a qualified plan. We may require presentation of proper identification, including a personal identification number ("PIN") issued by us, prior to accepting any instruction by telephone. To the extent permitted by law or regulation, neither we or any person authorized by us will be responsible for any claim, loss, liability or expense in connection with a telephone transfer if we or such other person acted on telephone transfer instructions in good faith in reliance on your telephone transfer authorization and on reasonable procedures to identify persons so authorized through verification methods which may include a request for your Social Security number or a personal identification number (PIN) as issued by us. We may be liable for losses due to unauthorized or fraudulent instructions should we not follow such reasonable procedures.


     Additional Purchase Payments: The minimum for any additional Purchase Payment is $100 except as part of an Auto Saver program (see "Auto Saver"), or unless we authorize lower payments pursuant to a Periodic Purchase Payment program (see "Periodic Purchase Payments"), or less where required by law. Additional Purchase Payments may be paid at any time before the Annuity Date. Subject to our allocation rules, we allocate additional Net Purchase Payments according to your instructions. Should no instructions be received, we shall return your additional Purchase Payment.


     Changing Revocable Designations: Unless you indicated that a prior choice was irrevocable or your Annuity has been endorsed to limit certain changes, you may request to change Owner, Annuitant and Beneficiary designations by sending a request In Writing. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to: (a) a new Owner subsequent to the death of the Owner or the first of any joint Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death; (b) a new Annuitant subsequent to the Annuity Date if the annuity option selected includes a life contingency; and (c) a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity.


     Allocation Rules: In the accumulation phase, you may maintain Account Value in up to 10 Sub-accounts. Currently, you may also maintain an unlimited number of Fixed Allocations. We reserve the right to the extent permitted by law, to limit the number of fixed allocations or the amount you may allocate to any Fixed Allocation. Should you request a transaction that would leave less than any minimum amount we then require in an investment option, we reserve the right, to the extent permitted by law, to add the balance of your Account Value in the applicable Sub-account or Fixed Allocation to the transaction and close out your balance in that investment option.


Should you either: (a) request rebalancing services (see "Rebalancing"); (b) authorize an independent third party to transact transfers on your behalf and such third party arranges for rebalancing of any portion of your Account Value in accordance with any asset allocation strategy; or (c) authorize an independent third party to transact transfers in accordance with a market timing strategy; then all Purchase Payments, including the initial Purchase Payment, received while your Annuity is subject to such an arrangement are allocated to the same investment options and in the same proportions as then required pursuant to the applicable rebalancing, asset allocation or market timing program, unless we have received alternate instructions. Such allocation requirements terminate simultaneous to the termination of an authorization for rebalancing or any authorization to a third party to transact transfers on your behalf.

Withdrawals of any type are taken pro-rata from the investment options based on the then current Account Values in such investment options unless we receive instructions from you prior to such withdrawal. For this purpose only, the Account Value in all your then current Fixed Allocations is deemed to be in one investment option. If you transfer or withdraw Account Value from multiple Fixed Allocations and do not provide instructions indicating the Fixed Allocations from which Account Value should be taken: (a) we transfer Account Value first from the Fixed Allocation with the shortest amount of time remaining to the end its Guarantee Period, and then from the Fixed Allocation with the next shortest amount of time remaining to the end of its Guarantee Period, etc.; and (b) if there are multiple Fixed Allocations with the same amount of time left in each Guarantee Period, as between such Fixed Allocations we first take Account Value from the Fixed Allocation that had the shorter Guarantee Period.

     Transfers: In the accumulation phase you may transfer Account Value between investment options, subject to our allocation rules (see "Allocation Rules"). Transfers are not subject to taxation (see "Transfers Between Investment Options"). We charge $10.00 for each transfer after the twelfth in any Annuity Year, including transfers transacted as part of a dollar cost averaging program (see "Dollar Cost Averaging") or any rebalancing, market timing, asset allocation or similar program which you employ or you authorize to be employed on your behalf. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge and are not counted in determining whether other transfers may be subject to the transfer charge (see "Renewals"). Your transfer request must be In Writing or meet our requirements for accepting instructions we receive over the phone.

We reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if we believe that: (a) excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the underlying mutual fund portfolios; or (b) we are informed by one or more of the underlying mutual funds that the purchase or redemption of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of an affected underlying mutual fund portfolio or portfolios.

To the extent permitted by law, we may require up to 2 business days' notice of any transfer into or out of a Fixed Allocation if the market value of such transfer is at least $1,000,000.00.

In order to help you determine whether you wish to transfer Account Values to a Fixed Allocation, you may obtain our Current Rates by writing us or calling us at 1-800-680-8920.

Where permitted by law, we may accept your authorization of a third party to transfer Account Values on your behalf, subject to our rules. We may suspend or cancel such acceptance at any time. We notify you of any such suspension or cancellation. We may restrict the investment options that will be available for transfers or allocations of Net Purchase Payments during any period in which you authorize such third party to act on your behalf. We give the third party you authorize prior notification of any such restrictions. However, we will not enforce such a restriction if we are provided evidence satisfactory to us that:
(a) such third party has been appointed by a court of competent jurisdiction to act on your behalf; or (b) such third party has been appointed by you to act on your behalf for all your financial affairs.

We or an affiliate of ours may provide administrative or other support services to independent third parties you authorize to conduct transfers on your behalf or who provide recommendations as to how your Account Values should be allocated. This includes, but is not limited to, transferring Account Values between investment options in accordance with market timing strategies employed by such third parties. Such independent third parties may or may not be appointed our agents for the sale of Annuities. However, we do not engage any third parties to offer investment allocation services of any type, so that persons or firms offering such services do so independent from any agency relationship they may have with us for the sale of Annuities. We therefore take no responsibility for the investment allocations and transfers transacted on your behalf by such third parties or any investment allocation recommendations made by such parties. We do not currently charge you extra for providing these support services.

     Renewals: A renewal is a transaction that occurs automatically as of the last day of a Fixed Allocation's Guarantee Period unless we receive alternative instructions. This day as to each Fixed Allocation is called its Maturity Date. As of the end of a Maturity Date, the Fixed Allocation's Guarantee Period "renews" and a new Guarantee Period of the same duration as the one just completed begins. However, the renewal will not occur if the Maturity Date, and where required by law, the 30 days prior to the Maturity Date, is on the date we apply your Account Value to determine the annuity payments that begin on the Annuity Date (see "Annuity Payments").

As an alternative to a renewal, you may transfer all or part of that Fixed Allocation's Account Value to make a different Fixed Allocation or you may transfer such Account Value to one or more Sub-accounts, subject to our allocation rules. To accomplish this, we must receive instructions from you In Writing at least two business days before the Maturity Date. No MVA applies to transfers of a Fixed Allocation's Account Value occurring as of its Maturity Date, and where required by law, the 30 days prior to the Maturity Date. An MVA will apply in determining the Account Value of a Fixed Allocation at the time annuity payments are determined, unless the Maturity Date of such Fixed Allocation is the 15th day before the Annuity Date (see "Annuity Payments").

At least 30 days prior to a Maturity Date, or earlier if required by law or regulation, we inform you of the Guarantee Periods available as of the date of such notice. We do not provide a similar notice if the Fixed Allocation's Guarantee Period is of less than a year's duration. Such notice may include an example of the rates we are then crediting new Fixed Allocations as of the date such notice is prepared. The rates actually credited to a Fixed Allocation as of the date of any renewal or transfer immediately subsequent to the Maturity Date may be more or less than any rates quoted in such notice.

If your Fixed Allocation's then ending Guarantee Period is no longer available for new allocations and renewals or you choose a different Guarantee Period that is no longer available on the date following the Maturity Date, we will try to reach you so you may make another choice. If we cannot reach you, we will assign the next shortest Guarantee Period then currently available for new allocations and renewals to that Fixed Allocation.

     Dollar Cost Averaging: We offer dollar cost averaging in the accumulation phase. Dollar cost averaging is a program designed to provide for regular, approximately level investments over time. You may choose to transfer earnings only, principal plus earnings or a flat dollar amount. We make no guarantee that a dollar cost averaging program will result in a profit or protect against a loss in a declining market. You may select this program by submitting to us a request In Writing. You may cancel your participation in this program In Writing or by phone if you have previously authorized our acceptance of such instructions.

Dollar cost averaging is available from any of the investment options we choose to make available for such a program. Your annuity must have an Account Value of not less than $10,000 at the time of the first transfer under a dollar cost averaging program. Transfers under a dollar cost averaging program are counted in determining the applicability of the transfer fee (see "Transfers"). We reserve the right to limit the investment options into which Account Value may be transferred as part of a dollar cost averaging program. We currently do not permit dollar cost averaging programs where Account Value is transferred to Fixed Allocations. We also reserve the right to charge a processing fee for this service. Should we suspend or cancel the offering of this service, such suspension or cancellation will not affect any dollar cost averaging programs then in effect. Dollar cost averaging is not available while a market timing or asset allocation type of program is used in connection with your Annuity

Dollar cost averaging from Fixed Allocations are subject to the following rules:
(a) you may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years; (b) such a program may only be selected in conjunction with and simultaneous to a new or renewing Fixed Allocation; (c) only averaging of earnings only or principal plus earnings is permitted; (d) a program averaging principal plus earnings from a Fixed Allocation must be designed to last that Fixed Allocation's entire current Guarantee Period; (e) dollar cost averaging transfers from a Fixed Allocation are not subject to the MVA; (f) dollar cost averaging may be done on a monthly basis only; and (g) you may not simultaneously use Account Value in any Fixed Allocation to participate in dollar cost averaging and receive Systematic Withdrawals or Minimum
Distributions from such Fixed Allocation (see "Systematic Withdrawals" and "Minimum Distributions").

We reserve the right, from time to time, to credit additional amounts ("Additional Amounts") if you allocate Purchase Payments to Fixed Allocations as part of a dollar cost averaging program. Such an offer is at our sole discretion and is subject to our rules, including but not limited to, a change to the MVA formula. For more information see "Additional Amounts in the Fixed Allocations".

     Rebalancing: We offer, during the accumulation phase, automatic quarterly, semi-annual or annual rebalancing among the variable investment options of your choice. This provides the convenience of automatic rebalancing without having to provide us instructions on a periodic basis. Failure to choose this option does not prevent you from providing us with transfer instructions from time-to-time that have the effect of rebalancing. It also does not prevent other requested transfers from being transacted.

Under this program, Account Values in variable investment options are rebalanced quarterly, semi-annually or annually, as applicable, to the percentages you request. The rebalancing may occur quarterly, semi-annually or annually based upon the Issue Date. If a transfer is requested involving any investment option participating in an automatic rebalancing program, we automatically alter the rebalancing percentages going forward (unless we receive alternate instructions) to the ratios between Account Values in the variable investment options as of the effective date of such requested transfer once it has been processed.
Automatic rebalancing is delayed one quarter if Account Value is being maintained in the WF Money Market Sub-account for the duration of your Annuity's "free-look" period and rebalancing would otherwise occur during such period (see "Allocation of Net Purchase Payments").

You may change the percentage allocable to each variable investment option at any time. However, you may not choose to allocate less than 5% of Account Value to any variable investment option.

We do not offer automatic rebalancing in connection with Fixed Allocations. The Account Value of your Annuity must be at least $10,000 when we receive your automatic rebalancing request. We may require that all variable investment options in which you maintain Account Value must be used in the rebalancing program. You may maintain Account Value in at least two and not more than ten variable investment options when using a rebalancing program. You may not simultaneously participate in rebalancing and dollar cost averaging. Rebalancing also is not available when a program of Systematic Withdrawals of earnings or earnings plus principal is in effect.

For purposes of determining the number of transfers made in any Annuity Year, all rebalancing transfers made on the same day are treated as one transfer. We reserve the right to charge a processing fee for signing up for this service.

To elect to participate or to terminate participation in automatic rebalancing, we may require instructions In Writing at our Office.

     Distributions: Distributions available from your Annuity during the accumulation phase include surrender, medically-related surrender, free withdrawals, partial withdrawals, Systematic Withdrawals, Minimum Distributions (in relation to qualified plans) and a death benefit. In the payout phase we pay annuity payments. Distributions from your Annuity generally are subject to taxation, and may be subject to a tax penalty as well (see "Certain Tax Considerations"). You may wish to consult a professional tax advisor for tax advice prior to exercising any right to an elective distribution. During the accumulation phase, any distribution other than a death benefit: (a) must occur prior to any death that would cause a death benefit to become payable; and (b) will occur subsequent to our receipt of a completed request In Writing.

     Surrender: Surrender of your Annuity for its Surrender Value is permitted during the accumulation phase. A contingent deferred sales charge may apply to such surrender (see "Contingent Deferred Sales Charge"). Your Annuity must accompany your surrender request.


     Medically-Related Surrender: Where permitted by law, you may apply to surrender your Annuity for its Account Value prior to the Annuity Date upon occurrence of a "Contingency Event". The Annuitant must be alive as of the date we pay the proceeds of such surrender request. If the Owner is one or more natural persons, all such Owners must also be alive at such time. Specific details and definitions of terms in relation to this benefit may differ in certain jurisdictions. This waiver of any applicable contingent deferred sales charge is subject to our rules. This benefit is not available if the total Purchase Payments received exceed $500,000.00 for all annuities issued by us with this benefit for which the same person is named as Annuitant. For contracts issued before May 1, 1996 a "Contingency Event" occurs if the Annuitant is:

         (1) First confined in a "Medical Care Facility" after the date as of which such person was designated as the Annuitant remains confined for at least 90 days in a row; or

         (2)      First diagnosed as having a "Fatal Illness".

For contracts issued on or after May 1, 1996, and where allowed by law, the Annuitant must have been named or any changes of Annuitant must have been accepted by us, prior to the "Contingent Event" described above, in order to qualify for a medically-related surrender.


"Medical Care Facility" means any state licensed facility providing medically necessary in-patient care which is prescribed by a licensed "Physician" in writing and based on physical limitations which prohibit daily living in a non-institutional setting. "Fatal Illness" means a condition diagnosed by a licensed "Physician" which is expected to result in death within 2 years for 80% of the diagnosed cases. "Physician" means a person other than you, the Annuitant or a member of either your or the Annuitant's families who is state licensed to give medical care or treatment and is acting within the scope of that license. We must receive satisfactory proof of the Annuitant's confinement or Fatal Illness In Writing.

     Free Withdrawals: Each Annuity Year in the accumulation phase you may withdraw a limited amount of Account Value without application of any applicable contingent deferred sales charge. Such free withdrawals are available to meet liquidity needs. Free withdrawals are not available at the time of a surrender of an Annuity. Withdrawals of any type made prior to age 59 1/2 may be subject to a 10% tax penalty (see "Penalty on Distributions").

The minimum amount available as a free withdrawal is $100. Amounts received as Systematic Withdrawals or as Minimum Distributions are deemed to come first from the amount available under this Free Withdrawal provision (see "Systematic Withdrawals" and "Minimum Distributions"). You may also request to receive as a lump sum any free withdrawal amount not already received that Annuity Year under a plan of Systematic Withdrawals or as Minimum Distributions.

There is a cumulative maximum free withdrawal amount which is determined in the following manner. The maximum free withdrawal amount is the lesser of (a) and
(b) where (a) is the contract's Account Value less any remaining contingent deferred sales charge and (b) is the greater of (1) and (2) where (1) is the contract's "growth" plus "unliquidated" "old" Purchase Payments and (2) is an amount which is 10% of the first Purchase Payment and is increased by 10% of each subsequent Purchase Payment when it is received and by 10% of all "unliquidated" Purchase Payments on the first day of each Annuity Year after the first, and is reduced by all amounts received under this Free Withdrawal provision. "Growth" equals the then current Account Value less all "unliquidated" Purchase Payments and less the value at the time credited of any Exchange Credits or Additional Amounts (see "Exchange Contracts" and "Breakpoints"). In order to determine future increases in the free withdrawal amount, amounts are deemed to be withdrawn first from "growth" and then from "unliquidated" "old" Purchase Payments. "Unliquidated" means not previously surrendered or withdrawn. "Old" Purchase Payments are Purchase Payments allocated to Account Value more than seven years prior to the partial withdrawal. For purposes of the contingent deferred sales charge, amounts withdrawn as a free withdrawal are not considered a liquidation of Purchase Payments. Therefore, any free withdrawal will not reduce the amount of any applicable contingent deferred sales charge upon any partial withdrawal or subsequent surrender.

     Partial Withdrawals: You may withdraw part of your Surrender Value. The minimum partial withdrawal amount is $100. The Surrender Value that must remain in the Annuity as of the date of this transaction is $1,000. If the amount of the partial withdrawal request exceeds the maximum amount available under this provision, we reserve the right to treat your request as one for a full surrender.

Amounts withdrawn that are not in excess of the free withdrawal amount are deemed to come first from "growth" and then from "unliquidated" "old" Purchase Payments. On a partial withdrawal, the contingent deferred sales charge is assessed against any "unliquidated" "new" Purchase Payments withdrawn. "Unliquidated" means not previously surrendered or withdrawn. "New" Purchase Payments are those received in the seven (7) years prior to the date as of which a free withdrawal occurs. For the purpose of determining the applicable contingent deferred sales charge to be assessed, amounts are deemed to be withdrawn in the following order:

         (1)      From any amount then available as a free withdrawal; then from

         (2) "Old" Purchase Payments (Purchase Payments allocated to Account Value more than seven years prior to the partial withdrawal); then from

         (3) "New" Purchase Payments (If there are multiple "new" Purchase Payments, the one received earliest is liquidated first, then the one received next earliest, and so forth); then from

         (4)      Other Surrender Value.


     Systematic Withdrawals: We offer Systematic Withdrawals of earnings only, principal plus earnings or a flat dollar amount. Systematic Withdrawals from Fixed Allocations are limited to earnings accrued after the program of Systematic Withdrawals begins, or payments of fixed dollar amounts that do not exceed such earnings. A program of Systematic Withdrawals begins on the date we accept, at our Office, your request for such a program. Systematic Withdrawals are deemed to be withdrawn from Surrender Value in the same order as partial withdrawals for purposes of determining if the contingent deferred sales charge applies. Penalties may apply (see "Free Withdrawals").


A Systematic Withdrawal from a Fixed Allocation is not subject to the MVA. We calculate the Fixed Allocation's credited interest since the prior withdrawal as A minus B, plus C, where:

     A is the Interim Value of the applicable Fixed Allocation as of the date of the Systematic Withdrawal;


     B is the Interim Value of the applicable Fixed Allocation as of the later of the beginning of its then current Guarantee Period or the beginning of the Systematic Withdrawal program; and

     C is the total of all partial or free withdrawals and any transfers from such Fixed Allocation since the later of the beginning of its then current Guarantee Period or the beginning of the Systematic Withdrawal program.


Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis. You may not simultaneously receive Systematic Withdrawals from a Fixed Allocation and participate in a dollar cost averaging program under which Account Value is transferred from the same Fixed Allocation (see "Dollar Cost Averaging"). Systematic Withdrawals are not available while you are taking any Minimum Distributions (see "Minimum Distributions"). Systematic Withdrawals of earnings or earnings plus principal are not available while any rebalancing or asset allocation program is in effect in relation to your Annuity.

The Surrender Value of your Annuity must be at least $20,000 when we accept your request for a program of Systematic Withdrawals. The minimum for each Systematic Withdrawal is $100. For any scheduled Systematic Withdrawal other than the last that does not meet this minimum, we reserve the right to defer such a withdrawal and add the amount that would have been withdrawn to the amount that is to be withdrawn at the next Systematic Withdrawal.

We reserve  the right to charge a  processing  fee for this  service.  Should we
suspend  or  cancel  offering   Systematic   Withdrawals,   such  suspension  or
cancellation will not affect any Systematic Withdrawal programs then in effect.

     Minimum Distributions: You may elect to have us calculate Minimum Distributions annually if your Annuity is being used for certain qualified purposes under the Code. We calculate such amounts assuming the Minimum Distribution amount is based solely on the value of your Annuity. The required Minimum Distribution amounts applicable to your particular situation may depend on other annuities, savings or investments of which we are unaware, so that the required amount may be greater than the Minimum Distribution amount we calculate based on the value of your Annuity. We reserve the right to charge a fee for each annual calculation. Minimum Distributions are not available if you are taking Systematic Withdrawals (see "Systematic Withdrawals"). You may elect to have Minimum Distributions paid out monthly, quarterly, semi-annually or annually.

Each Minimum Distribution will be taken from the investment options you select. However, the portion of any Minimum Distribution that can be taken from any Fixed Allocations may not exceed the then current ratio between your Account Value in all Fixed Allocations you maintain and your total Account Value. No MVA applies to any portion of Minimum Distributions taken from Fixed Allocations. Minimum Distributions are not available from any Fixed Allocations if such Fixed Allocation is being used in a dollar cost averaging program (see "Dollar Cost Averaging").

No contingent deferred sales charge is assessed against amounts withdrawn as a Minimum Distribution, but only to the extent of the Minimum Distribution required from your Annuity at the time it is taken. The contingent deferred sales charge may apply to additional amounts withdrawn to meet minimum distribution requirements in relation to other retirement programs you may maintain.

Amounts withdrawn as Minimum Distributions are considered to come first from the amounts available as a free withdrawal (see "Free Withdrawals") as of the date of the yearly calculation of the Minimum Distribution amount. Minimum Distributions over that amount are not deemed to be a liquidation of new Purchase Payments (see "Partial Withdrawals").

     Death Benefit: In the accumulation phase, a death benefit is payable. If the Annuity is owned by one or more natural persons, it is payable upon the first death of such Owners. If the Annuity is owned by an entity, the death benefit is payable upon the Annuitant's death, if there is no Contingent Annuitant. If a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, the Contingent Annuitant then becomes the Annuitant. There may be adverse tax consequences for certain entity Owners if they name a Contingent Annuitant (see "Ownership, Annuitant and Beneficiary Designations").

The person upon whose death the death benefit is payable is referred to below as the "decedent". For purposes of this death benefit provision, "withdrawals" means withdrawals of any type (free withdrawals, partial withdrawals, Systematic Withdrawals, Minimum Distributions) before assessment of any applicable contingent deferred sales charge and after any applicable MVA. For purposes of this provision, persons named Owner or Annuitant within 60 days of the Issue Date are treated as if they were an Owner or Annuitant on the Issue Date.

The death benefit is as follows,  and is subject to the conditions  described in
(1),(2) and (3) below:

     (1) If death occurs prior to the decedent's age 85: the death benefit is the greater of your Account Value in Sub-accounts plus the Interim Value of any Fixed Allocations, and the minimum death benefit ("Minimum Death Benefit"). The Minimum Death Benefit is the sum of all Purchase Payments less the sum of all withdrawals.

     (2) If death occurs when the decedent is age 85 or older: the death benefit is your Account Value.

     (3) If a decedent was not named an Owner or Annuitant as of the Issue Date and did not become such as a result of a prior Owner's or Annuitant's death: the Minimum Death Benefit is suspended as to that person for a two year period from the date he or she first became an Owner or Annuitant. If that person's death occurs during the suspension period and prior to age 85, the death benefit is your Account Value in Sub-accounts plus the Interim Value of any Fixed Allocations. If death occurs during the suspension period when such decedent is age 85 or older, the death benefit is your Account Value. After the suspension period is completed, the death benefit is the same as if such person had been an Owner or Annuitant on the Issue Date.

The  amount of the death  benefit  is  determined  as of the date we  receive In
Writing: (a) "due proof of death"; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the mode of payment of the death benefit, if not previously elected by the Owner. The death benefit is reduced by any annuity payments made prior to the date we receive In Writing such due proof of death. The following constitutes "due proof of death":
(a) a certified copy of a death certificate; (b) a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or (c) any other proof satisfactory to us.

If the death benefit becomes payable prior to the Annuity Date due to the death of the Owner and the Beneficiary is the Owner's spouse, then in lieu of receiving the death benefit, such Owner's spouse may elect to be treated as an Owner and continue the Annuity.

In the event of your death, the benefit must be distributed within: (a) five years of the date of death; or (b) over a period not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Distribution after your death to be paid under (b) above, must commence within one year of the date of death.

If the Annuitant dies before the Annuity Date, the Contingent Annuitant will become the Annuitant. Where allowed by law, if the Annuity is owned by one or more natural persons, the oldest of any such Owners not named as the Annuitant immediately becomes the Contingent Annuitant if: (a) the Contingent Annuitant predeceases the Annuitant; or (b) if you do not designate a Contingent Annuitant.

In the payout phase, we continue to pay any "certain" payments (payments not contingent on the continuance of any life) to the Beneficiary subsequent to the death of the Annuitant.

     Annuity Payments: Annuity payments can be guaranteed for life, for a certain period, or for a certain period and life. We make available fixed payments, and as of the date of this Prospectus, adjustable payments (payments which may or may not be changed on specified adjustment dates based on annuity purchase rates we are then making available to annuities of the same class). We may or may not be making adjustable annuities available on the Annuity Date. To the extent there is any tax basis in the annuity, a portion of each annuity payment is treated for tax purposes as a return of such basis until such tax basis is exhausted. The amount deemed such a return of basis is determined in accordance with the requirements of the Code (see "Certain Tax Considerations").

You may choose an Annuity Date, an annuity option and the frequency of annuity payments when you purchase an Annuity, or at a later date. Your choice of Annuity Date and annuity option may be limited depending on your use of the Annuity and the applicable jurisdiction. Subject to our rules, you may choose an Annuity Date, option and frequency of payments suitable to your needs and circumstances. Such rules may include a prohibition on annuitization within 1 year of the Issue Date. You should consult with competent tax and financial advisors as to the appropriateness of any such choice. Should Annuities subject to New York law be made available, the Annuity Date for such Annuities may not exceed the first day of the calendar month following the Annuitant's 85th birthday. Other jurisdictions may impose similar requirements.

You may change your choices at any time up to 30 days before the earlier of: (a) the date we would have applied your Account Value to an annuity option had you not made the change; or (b) the date we will apply your Account Value to an annuity option in relation to the new Annuity Date you are then selecting. You must request this change In Writing. The Annuity Date must be the first or the fifteenth day of a calendar month.

In the absence of an election In Writing: (a) the Annuity Date is the first day of the calendar month first following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt at our Office of your request to purchase an Annuity; and (b) where allowed by law, fixed monthly payments will commence under option 2, described below, with 10 years certain. Should Annuities subject to New York law be made available, for such Annuities, in the absence of an election In Writing: (a) the Annuity Date is the first day of the calendar month following the Annuitant's 85th birthday; and (b) fixed monthly payments will commence under Option 2, described below, with 10 years certain. Other jurisdictions may impose similar requirements. The amount to be applied is your Annuity's Account Value 15 business days prior to the Annuity Date. In determining your annuity payments, we credit interest using our then current crediting rate for this purpose, which is not less than 3% of interest per year, between the date Account Value is applied to an annuity option and the Annuity Date. If there is any remaining contingent deferred sales charge applicable as of the Annuity Date, then the annuity option you select must include a certain period of not less than 5 years' duration. As a result of this rule, making additional Purchase Payments within seven years of the Annuity Date will prevent you from choosing an annuity option with a certain period of less than 5 years' duration. Annuity options in addition to those shown are available with our consent. The minimum initial amount payable is the minimum initial annuity amount we allow under our then current rules. Should you wish to receive a lump sum payment, you must request to surrender your Annuity prior to the Annuity Date (see "Surrender").

You may elect to have any amount of the proceeds due to the Beneficiary applied under any of the options described below, but only to the extent selecting such an option does not alter the tax status of the Annuity. Except where a lower amount is required by law, the minimum monthly annuity payment is $50.

If you have not made an election prior to proceeds becoming due, the Beneficiary may elect to receive the death benefit under one of the annuity options. However, if you made an election, the Beneficiary may not alter such election.

For purposes of the annuity options described below, the term "key life" means the person or persons upon whose life any payments dependent upon the continuation of life are based.

         (1) Option 1 - Payments for Life: Under this option, income is payable periodically prior to the death of the key life, terminating with the last payment due prior to such death. Since no minimum number of payments is guaranteed, this option offers the maximum level of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

         (2)  Option 2 -  Payments  for Life with 10,  15, or 20 Years  Certain:
Under this option, income is payable periodically for 10, 15, or 20 years, as selected, and thereafter until the death of the key life. Should the death of the key life occur before the end of the period selected, the remaining payments are paid to the Beneficiary to the end of such period.

         (3) Option 3 - Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

         (4) Option 4 - Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. The number of years is subject to our then current rules. Should the payee die before the end of the specified number of years, the remaining payments are paid to the Beneficiary to the end of such period. Note that under this option, payments are not based on how long we expect any key life to live. Therefore, that portion of the mortality risk charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Owner selecting this option.


The first payment varies according to the annuity options and payment frequency selected. The first Periodic Payment is determined by multiplying the Account Value (expressed in thousands of dollars) as of the close of business on the fifteenth day preceding the Annuity Date, plus interest at not less than 3% per year from such date to the Annuity Date, by the amount of the first periodic payment per $1,000 of value obtained from our annuity rates for that type of annuity and for the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with ages set back one year for males and two years for females and with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.


     Qualified Plan Withdrawal Limitations: The Annuities are endorsed such that there are surrender or withdrawal limitations when used in relation to certain retirement plans for employees which qualify under various sections of the Code. These limitations do not affect certain roll-overs or exchanges between qualified plans. Distribution of amounts attributable to contributions made pursuant to a salary reduction agreement (as defined in Code section 403(b)), or attributable to transfers to a tax sheltered annuity from a custodial account (as defined in Code section 403(b)(7)), is restricted to the employee's: (a) separation from service; (b) death; (c) disability (as defined in Section 72(m)(7) of the Code); (d) reaching age 59 1/2; or (e) hardship. Hardship withdrawals are restricted to amounts attributable to salary reduction contributions, and do not include investment results. In the case of tax sheltered annuities, these limitations do not apply to certain salary reduction contributions made and investment results earned prior to dates specified in the Code. In addition, the limitation on hardship withdrawals does not apply to salary reduction contributions made and investment results earned prior to dates specified in the Code which have been transferred from custodial accounts. Rollovers from the types of plans noted to another qualified plan or to an individual retirement account or individual retirement annuity are not subject to the limitations noted. Certain distributions, including rollovers, that are not transferred directly to the trustee of another qualified plan, the custodian of an individual retirement account or the issuer of an individual retirement annuity may be subject to automatic 20% withholding for Federal income tax. This may also trigger withholding for state income taxes (see "Certain Tax Considerations").

We may make annuities available through the Texas Optional Retirement Program subsequent to receipt of the required regulatory approvals and implementation. In addition to the restrictions required for such Annuities to qualify under
Section 403(b) of the Code, Annuities issued in the Texas Optional Retirement Program are amended as follows: (a) no benefits are payable unless you die during, or are retired or terminated from, employment in all Texas institutions of higher education; and (b) if a second year of participation in such program is not begun, the total first year State of Texas' contribution will be returned, upon its request, to the appropriate institute of higher education.

With respect to the restrictions on withdrawals set forth above, we are relying upon: 1) a no-action letter dated November 28, 1988 from the staff of the Securities and Exchange Commission to the American Council of Life Insurance with respect to annuities issued under Section 403(b) of the Code, the requirements of which have been complied with by the us; and 2) Rule 6c-7 under the 1940 Act with respect to annuities made available through the Texas Optional Retirement Program, the requirements of which have been complied with by the us.

     Pricing  of  Transfers  and   Distributions:   We  "price"   transfers  and
distributions on the dates indicated below:

         (1) We price "scheduled" transfers and distributions as of the date such transactions are so scheduled. "Scheduled" transactions include transfers under a dollar cost averaging program, Systematic Withdrawals, Minimum Distributions, transfers previously scheduled with us at our Office pursuant to any on-going rebalancing, asset allocation or similar program, and annuity payments.

         (2) We price  "unscheduled"  transfers,  partial  withdrawals  and free withdrawals as of the date we receive at our Office the request for such transactions. "Unscheduled" transfers include any transfers processed in conjunction with any market timing program, or transfers not previously scheduled with us at our Office pursuant to any rebalancing, asset allocation or similar program which you employ or you authorize to be employed on your behalf. "Unscheduled" transfers received pursuant to an authorization to accept transfers over the phone are priced as of the Valuation Period we receive the request at our Office for such transactions.

         (3) We price surrenders, medically-related surrenders and death benefits as of the date we receive at our Office all materials we require for such transactions and such materials are satisfactory to us (see "Surrenders", "Medically-related Surrenders" and "Death Benefits").

The pricing of transfers and distributions involving Sub-accounts includes the determination of applicable Unit Price for the Units transferred or distributed. The pricing of transfers and distributions involving Fixed Allocations includes the determination of any applicable MVA. Any applicable MVA alters the amount available when all the Account Value in a Fixed Allocation is being transferred or distributed. Any applicable MVA alters the amount of Interim Value needed when only a portion of the Account Value is being transferred or distributed. Unit Prices may change each Valuation Period to reflect the investment performance of the Sub-accounts. The MVA applicable to each Fixed Allocation changes once each month and also each time we declare a different rate for new Fixed Allocations. Payment (but not pricing) is subject to our right to defer transactions for a limited period (see "Deferral of Transactions").

     Voting Rights: You have voting rights in relation to Account Value maintained in the Sub-accounts. You do not have voting rights in relation to Account Value maintained in any Fixed Allocations or in relation to fixed or adjustable annuity payments.

We will vote shares of the underlying mutual funds or portfolios in which the Sub-accounts invest in the manner directed by Owners. Owners give instructions equal to the number of shares represented by the Sub-account Units attributable to their Annuity.

We will vote the shares attributable to assets held in the Sub-accounts solely for us rather than on behalf of Owners, or any share as to which we have not received instructions, in the same manner and proportion as the shares for which we have received instructions. We will do so separately for each Sub-account from various classes that may invest in the same underlying mutual fund portfolio.

The number of votes for an underlying mutual fund or portfolio will be determined as of the record date for such underlying mutual fund or portfolio as chosen by its board of trustees or board of directors, as applicable. We will furnish Owners with proper forms and proxies to enable them to instruct us how to vote.

You may instruct us how to vote on the following matters: (a) changes to the board of trustees or board of directors, as applicable; (b) changing the independent accountant; (c) approval of changes to the investment advisory agreement or adoption of a new investment advisory agreement; (d) any change in the fundamental investment policy; and (e) any other matter requiring a vote of the shareholders.

With respect to approval of changes to the investment advisory agreement, approval of a new investment advisory agreement or any change in fundamental investment policy, only Owners maintaining Account Value as of the record date in a Sub-account investing in the applicable underlying mutual fund portfolio will instruct us how to vote on the matter, pursuant to the requirements of Rule 18f-2 under the 1940 Act.

     Transfers, Assignments or Pledges: Generally, your rights in an Annuity may be transferred, assigned or pledged for loans at any time. However, these rights may be limited depending on your use of the Annuity. These transactions may be subject to income taxes and certain penalty taxes (see "CERTAIN TAX CONSIDERATIONS"). You may transfer, assign or pledge your rights to another person at any time, prior to any death upon which the death benefit is payable. You must request a transfer or provide us a copy of the assignment In Writing. A transfer or assignment is subject to our acceptance. Prior to receipt of this notice, we will not be deemed to know of or be obligated under any assignment prior to our receipt and acceptance thereof. We assume no responsibility for the validity or sufficiency of any assignment. Transfer of all or a portion of ownership rights may affect the minimum death benefit (see "Death Benefits").


     Reports to You: We mail to Owners, at their last known address of record, any statements and reports required by applicable law or regulation. Owners should therefore give us prompt notice of any address change. We send a confirmation statement to Owners each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. Quarterly statements are also mailed detailing the activity affecting your Annuity during the calendar quarter. You may request additional reports. We reserve the right to charge up to $50 for each such additional report. Instead of immediately confirming transactions made pursuant to some type of periodic transfer program (such as a dollar cost averaging program) or a periodic Purchase Payment program, such as a salary reduction arrangement, we may confirm such transactions in quarterly statements. You should review the information in these statements carefully. All errors or corrections must be reported to us at our Office immediately to assure proper crediting to your Annuity. For transactions for which we immediately send confirmations, we assume all transactions are accurate unless you notify us otherwise within 30 days after the date of the transaction. For transactions that are only confirmed on the quarterly statement, we assume all transactions are accurate unless you notify us within 30 days of the end of the calendar quarter. We also send to Owners each year an annual report and a semi-annual report containing financial statements for the applicable Sub-accounts, as of December 31 and June 30, respectively.

     SALE OF THE ANNUITIES: American Skandia Marketing, Incorporated ("ASM, Inc."), formerly Skandia Life Equity Sales Corporation, a wholly-owned subsidiary of American Skandia Investment Holding Corporation, acts as the principal underwriter of the Annuities. ASM, Inc.'s principal business address is One Corporate Drive, Shelton, Connecticut 06484. ASM, Inc. is a member of the National Association of Securities Dealers, Inc. ("NASD").

        Distribution:   ASM,  Inc.  will  enter  into  distribution
agreements with certain broker-dealers registered under the Securities and Exchange Act of 1934 or with entities which may otherwise offer the Annuities that are exempt from such registration. Under such distribution agreements such broker-dealers or entities may offer Annuities to persons who have established an account with the broker-dealer or entity. In addition, ASM, Inc. may offer Annuities directly to potential purchasers. The maximum concession to be paid on premiums received is 7.0%. We reserve the right to base concessions from time-to-time on the investment options chosen by Annuity Owners, including investment options that may be deemed our "affiliates" or "affiliates" of ASM, Inc. under the Investment Company Act of 1940 ("1940 Act").

        Advertising: We may advertise certain information regarding the performance of the investment options. Details on how we calculate performance measures for the Sub-accounts are found in the Statement of Additional Information. This performance information may help you review the performance of the investment options and provide a basis for comparison with other annuities. This information may be less useful when comparing the performance of the investment options with other savings or investment vehicles. Such other investments may not provide some of the benefits of annuities, or may not be designed for long-term investment purposes. Additionally other savings or investment vehicles may not be treated like annuities under the Code.

The information we may advertise regarding the Fixed Allocations may include the then current interest rates we are crediting to new Fixed Allocations. Information on Current Rates will be as of the date specified in such advertisement. Rates will be included in advertisements to the extent permitted by law. Given that the actual rates applicable to any Fixed Allocation are as of the date of any such Fixed Allocation's Guarantee Period begins, the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Performance information on the Sub-accounts is based on past performance only and is no indication of future performance. Performance of the Sub-accounts should not be considered a representation of the performance of such Sub-accounts in the future. Performance of the Sub-accounts is not fixed. Actual performance will depend on the type, quality and, for some of the Sub-accounts, the maturities of the investments held by the underlying mutual fund portfolios and upon prevailing market conditions and the response of the underlying mutual fund portfolios to such conditions. Actual performance will also depend on changes in the expenses of the underlying mutual fund portfolios. Such changes are reflected, in turn, in the Sub-accounts which invests in such underlying mutual fund portfolio. In addition, the amount of charges assessed against each Sub-account will affect performance.

Some of the underlying mutual fund portfolios existed prior to the inception of these Sub-accounts. Performance quoted in advertising regarding such Sub-accounts may indicate periods during which the Sub-accounts have been in existence but prior to the initial offering of the Annuities, or periods during which the underlying mutual fund portfolios have been in existence, but the Sub-accounts have not. Such hypothetical performance is calculated using the same assumptions employed in calculating actual performance since inception of the Sub-accounts.

As part of any advertisement of Standard Total Return, we may advertise the "Non-standard Total Return" of the Sub-accounts. Non-standard Total Return does not take into consideration the Annuity's contingent deferred sales charge.

Advertisements   we  distribute   may  also  compare  the   performance  of  our
Sub-accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Shearson Lehman Bond Index, the Frank Russell non-U.S. Universal Mean, the Morgan Stanley Capital International Index of Europe, Asia and Far East Funds, and the Morgan Stanley Capital International World Index; and/or (b) other management investment companies with investment objectives similar to the mutual fund or portfolio underlying the Sub-accounts being compared. This may include the performance ranking assigned by various publications, including but not limited to the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today and statistical services, including but not limited to Lipper Analytical Services Mutual Funds Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, SEI, Morningstar Mutual Fund Sourcebook and the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance Corporation may advertise its rankings and/or ratings by independent financial ratings services. Such rankings may help you in evaluating our ability to meet our obligations in relation to Fixed Allocations, pay minimum death benefits, pay annuity payments or administer Annuities. Such rankings and ratings do not reflect or relate to the performance of Separate Account B.


     CERTAIN TAX CONSIDERATIONS: The following is a brief summary of certain Federal income tax laws as they are currently interpreted. No one can be certain that the laws or interpretations will remain unchanged or that agencies or courts will always agree as to how the tax law or regulations are to be interpreted. This discussion is not intended as tax advice. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

         Our Tax ConsiderationsOur Tax Considerations: We are taxed as a life insurance company under Part I, subchapter L, of the Code.

     Tax Considerations Relating to Your Annuity: Section 72 of the Code governs the taxation of annuities in general. Taxation of an annuity is largely dependent upon: (a) whether it is used in a qualified pension or profit sharing plan or other retirement arrangement eligible for special treatment under the Code; and (b) the status of the beneficial owner as either a natural or non-natural person (when the annuity is not used in a retirement plan eligible for special tax treatment). Non-natural persons include corporations, trusts, and partnerships, except where these entities own an annuity for the benefit of a natural person. Natural persons are individuals.

     Non-natural Persons: Any increase during a tax year in the value of an annuity if not used in a retirement plan eligible for special treatment under the Code is currently includible in the gross income of a non-natural person that is the contractholder. There are exceptions if an annuity is held by: (a) a structured settlement company; (b) an employer with respect to a terminated pension plan; (c) entities other than employers, such as a trust, holding an annuity as an agent for a natural person; or (d) a decedent's estate by reason of the death of the decedent.

     Natural Persons: Increases in the value of an annuity when the contractholder is a natural person generally are not taxed until distribution occurs. Distribution can be in a lump sum payment or in annuity payments under the annuity option elected. Certain other transactions may be deemed to be a distribution. The provisions of Section 72 of the Code concerning these distributions are summarized briefly below.

     Distributions: Distributions received before the annuity payments begin are treated as being derived first from "income on the contract" and includible in gross income. The amount of the distribution exceeding "income on the contract" is not included in gross income. "Income on the contract" for an annuity is computed by subtracting from the value of all "related contracts" (our term, discussed below) the taxpayer's "investment in the contract": an amount equal to total purchase payments for all "related contracts" less any previous distributions or portions of such distributions from such "related contracts" not includible in gross income. "Investment in the contract" may be affected by whether an annuity or any "related contract" was purchased as part of a tax-free exchange of life insurance or annuity contracts under Section 1035 of the Code.

"Related contracts" may mean all annuity contracts or certificates evidencing participation in a group annuity contract for which the taxpayer is the beneficial owner and which are issued by the same insurer within the same calendar year, irrespective of the named annuitants. It is clear that "related contracts" include contracts prior to when annuity payments begin. However, there may be circumstances under which "related contracts" may include contracts recognized as immediate annuities under state insurance law or annuities for which annuity payments have begun. In a ruling addressing the applicability of a penalty on distributions, the Internal Revenue Service treated distributions from a contract recognized as an immediate annuity under state insurance law like distributions from a deferred annuity. The situation addressed by such ruling included the fact that: (a) the immediate annuity was obtained pursuant to an exchange of contracts; and (b) the purchase payments for the exchanged contract were contributed more than one year prior to the first annuity payment payable under the immediate annuity. This ruling also may or may not imply that annuity payments from a deferred annuity on or after its annuity date may be treated the same as distributions prior to the annuity date if such deferred annuity was: (a) obtained pursuant to an exchange of contracts; and (b) the purchase payments for the exchanged contract were made or may be deemed to have been made more than one year prior to the first annuity payment.

If "related contracts" include immediate annuities or annuities for which annuity payments have begun, then "related contracts" would have to be taken into consideration in determining the taxable portion of each annuity payment (as outlined in the "Annuity Payments" subsection below) as well as in determining the taxable portion of distributions from an annuity or any "related contracts" before annuity payments have begun. We cannot guarantee that immediate annuities or annuities for which annuity payments have begun could not be deemed to be "related contracts". You are particularly cautioned to seek advice from your own tax advisor on this matter.

     Assignments and Pledges: Any assignment or pledge of any portion of the value of an annuity before annuity payments have begun are treated as a distribution subject to taxation under the distribution rules set forth above. Any gain in an annuity subsequent to the assignment or pledge of an entire annuity while such assignment or pledge remains in effect is treated as "income on the contract" in the year in which it is earned. For annuities not issued for use as qualified plans (see "Tax Considerations When Using Annuities in Conjunction with Qualified Plans"), the cost basis of the annuity is increased by the amount of any assignment or pledge includible in gross income. The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

     Penalty on Distributions: Subject to certain exceptions, any distribution is subject to a penalty equal to 10% of the amount includible in gross income. This penalty does not apply to certain distributions, including: (a) distributions made on or after the taxpayer's age 59 1/2; (b) distributions made on or after the death of the holder of the contract, or, where the holder of the contract is not a natural person, the death of the annuitant; (c) distributions attributable to the taxpayer's becoming disabled; (d) distributions which are part of a scheduled series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer (or the joint lives of the taxpayer and the taxpayer's Beneficiary); (e) distributions of amounts which are allocable to "investments in the contract" made prior to August 14, 1982; (f) payments under an immediate annuity as defined in the Code; (g) distributions under a qualified funding asset under Code Section 130(d); or (h) distributions from an annuity purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Any modification, other than by reason of death or disability, of distributions which are part of a scheduled series of substantially equal periodic payments as noted in (d), above, that occur before the taxpayer's age 59 1/2 or within 5 years of the first of such scheduled payments will result in the requirement to pay the taxes that would have been due had the payments been treated as subject to tax in the years received, plus interest for the deferral period. It is our understanding that the Internal Revenue Service does not consider a scheduled series of distributions to qualify under (d), above, if the holder of the annuity retains the right to modify such distributions at will, even if such right is not exercised, or, for a variable annuity, if the distributions are not based on a substantially equal number of Units, rather than a substantially equal dollar amount.

The Internal Revenue Service has ruled that the exception to the 10% penalty described above for "non-qualified" immediate annuities as defined under the Code may not apply to annuity payments under a contract recognized as an immediate annuity under state insurance law obtained pursuant to an exchange of contracts if: (a) purchase payments for the exchanged contract were contributed or deemed to be contributed more than one year prior to the first annuity payment payable under the immediate annuity; and (b) the annuity payments under the immediate annuity do not meet the requirements of any other exception to the 10% penalty. This ruling may or may not imply that the exception to the 10% penalty may not apply to annuity payments paid pursuant to a deferred annuity obtained pursuant to an exchange of contract if: (a) purchase payments for the exchanged contract were contributed or may be deemed to be contributed more than one year prior to the first annuity payment pursuant to the deferred annuity contract; or (b) the annuity payments pursuant to the deferred annuity do not meet the requirements of any other exception to the 10% penalty.

     Annuity Payments: The taxable portion of each payment is determined by a formula which establishes the ratio that "investment in the contract" bears to the total value of annuity payments to be made. However, the total amount excluded under this ratio is limited to the "investment in the contract". The formula differs between fixed and variable annuity payments. Where the annuity payments cease because of the death of the person upon whose life payments are based and, as of the date of death, the amount of annuity payments excluded from taxable income by the exclusion ratio does not exceed the investment in the contract, then the remaining portion of unrecovered investment is allowed as a deduction in the tax year of such death.

     Gifts: The gift of an annuity to other than the spouse of the contract holder (or former spouse incident to a divorce) is treated for tax purposes as a distribution.

     Tax Free Exchanges: Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If an annuity is obtained by a tax-free exchange of a life insurance, annuity or endowment contract purchased prior to August 14, 1982, then any distributions other than as annuity payments which do not exceed the portion of the "investment in the contract" (purchase payments made into the other contract, less prior distributions) prior to August 14, 1982, are not included in taxable income. In all other respects, the general provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

     Transfers Between Investment Options: Transfers between investment options are not subject to taxation. The Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. Such guidelines may or may not address the number of investment options or the number of transfers between investment options offered under a variable annuity. It is not known whether such guidelines, if in fact promulgated, would have retroactive effect. It is also not known what effect, if any, such guidelines may have on transfers between the investment options of the Annuity offered pursuant to this Prospectus. We will take any action, including modifications to your Annuity or the Sub-accounts, required to comply with such guidelines if promulgated.

     Generation-Skipping Transfers: Under the Code certain taxes may be due when all or part of an annuity is transferred to or a death benefit is paid to an individual two or more generations younger than the contract holder. These taxes tend to apply to transfers of significantly large dollar amounts. We may be required to determine whether a transaction must be treated as a direct skip as defined in the Code and the amount of the resulting tax. If so required, we will deduct from your Annuity or from any applicable payment to be treated as a direct skip any amount we are required to pay as a result of the transaction.

     Diversification: Section 817(h) of the Code provides that a variable annuity contract, in order to qualify as an annuity, must have an "adequately diversified" segregated asset account (including investments in a mutual fund by the segregated asset account of insurance companies). The Treasury Department's regulations prescribe the diversification requirements for variable annuity contracts. We believe the underlying mutual fund portfolios should comply with the terms of these regulations.

     Federal Income Tax Withholding: Section 3405 of the Code provides for Federal income tax withholding on the portion of a distribution which is includible in the gross income of the recipient. Amounts to be withheld depend upon the nature of the distribution. However, under most circumstances a recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by filing a completed election form with us.


Certain distributions, including rollovers, from most retirement plans, may be subject to automatic 20% withholding for Federal income taxes. This will not apply to: (a) any portion of a distribution paid as Minimum Distributions; (b) direct transfers to the trustee of another retirement plan; (c) distributions from an individual retirement account or individual retirement annuity; (d) distributions made as substantially equal periodic payments for the life or life expectancy of the participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan; and (e) certain other distributions where automatic 20% withholding may not apply.


     Tax  Considerations  When Using  Annuities in  Conjunction  with  Qualified
Plans: There are various types of qualified plans for which an annuity may be suitable. Benefits under a qualified plan may be subject to that plan's terms and conditions irrespective of the terms and conditions of any annuity used to fund such benefits ("qualified contract"). We have provided below general descriptions of the types of qualified plans in conjunction with which we may issue an Annuity. These descriptions are not exhaustive and are for general informational purposes only. We are not obligated to make or continue to make new Annuities available for use with all the types of qualified plans shown below.

The tax rules regarding qualified plans are complex. The application of these rules depend on individual facts and circumstances. Before purchasing an Annuity for use in funding a qualified plan, you should obtain competent tax advice, both as to the tax treatment and suitability of such an investment.

Qualified contracts include special provisions changing or restricting certain rights and benefits otherwise available to non-qualified annuities. You should read your Annuity carefully to review any such changes or limitations. The changes and limitations may include, but may not be limited to, restrictions on ownership, transferability, assignability, contributions, distributions, as well as reductions to the minimum allowable purchase payment for an annuity and any subsequent annuity you may purchase for use as a qualified contract. Additionally, various penalty and excise taxes may apply to contributions or distributions made in violation of applicable limitations.

     Individual Retirement Programs: Eligible individuals may maintain an individual retirement account or individual retirement annuity ("IRA"). Subject to limitations, contributions of certain amounts may be deductible from gross income. Purchasers of IRAs are to receive a special disclosure document, which describes limitations on eligibility, contributions, transferability and distributions. It also describes the conditions under which distributions from IRAs and other qualified plans may be rolled over or transferred into an IRA on a tax-deferred basis. Eligible employers that meet specified criteria may establish simplified employee pensions for employees using the employees' IRAs. These arrangements are known as SEP-IRAs. Employer contributions that may be made to SEP-IRAs are larger than the amounts that may be contributed to other IRAs, and may be deductible to the employer.

     Tax Sheltered Annuities: A tax sheltered annuity ("TSA") under Section 403(b) of the Code is a contract into which contributions may be made for the benefit of their employees by certain qualifying employers: public schools and certain charitable, educational and scientific organizations. Such contributions are not taxable to the employee until distributions are made from the TSA. The Code imposes limits on contributions, transfers and distributions. Nondiscrimination requirements apply as well.

     Corporate Pension and Profit-sharing Plans: Annuities may be used to fund employee benefits of various retirement plans established by corporate employers. Contributions to such plans are not taxable to the employee until distributions are made from the retirement plan. The Code imposes limitations on contributions and distributions. The tax treatment of distributions is subject to special provisions of the Code, and also depends on the design of the specific retirement plan. There are also special requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

     H.R. 10 Plans: Annuities may also be used to fund benefits of retirement plans established by self-employed individuals for themselves and their employees. These are commonly known as "H.R. 10 Plans" or "Keogh Plans". These plans are subject to most of the same types of limitations and requirements as retirement plans established by corporations. However, the exact limitations and requirements may differ from those for corporate plans.

     Tax Treatment of Distributions from Qualified Annuities: A 10% penalty tax applies to the taxable portion of a distribution from a qualified contract unless one of the following exceptions apply to such distribution: (a) it is part of a properly executed transfer to another IRA, an individual retirement account or another eligible qualified plan; (b) it occurs on or after the taxpayer's age 59 1/2; (c) it is subsequent to the death or disability of the taxpayer (for this purpose disability is as defined in Section 72(m)(7) of the Code); (d) it is part of substantially equal periodic payments to be paid not less frequently than annually for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary; (e) it is subsequent to a separation from service after the taxpayer attains age 55; (f) it does not exceed the employee's allowable deduction in that tax year for medical care; and (g) it is made to an alternate payee pursuant to a qualified domestic relations order. The exceptions stated above in (e), (f) and (g) do not apply to IRAs.

     Section 457 Plans: Under Section 457 of the Code, deferred compensation plans established by governmental and certain other tax exempt employers for their employees may invest in annuity contracts. The Code limits contributions and distributions, and imposes eligibility requirements as well. Contributions are not taxable to employees until distributed from the plan. However, plan assets remain the property of the employer and are subject to the claims of the employer's general creditors until such assets are made available to participants or their beneficiaries.


     OTHER MATTERS: Outlined below are certain miscellaneous matters you should know before investing in an Annuity.


     Deferral of Transactions: We may defer any distribution or transfer from a Fixed Allocation or an annuity payout for a period not to exceed the lesser of 6 months or the period permitted by law. If we defer a distribution or transfer from any Fixed Allocation or any annuity payout for more than thirty days, or less where required by law, we pay interest at the minimum rate required by law but not less than 3%, or at least 4% if required by your contract, per year on the amount deferred. We may defer payment of proceeds of any distribution from any Sub-account or any transfer from a Sub-account for a period not to exceed 7 calendar days from the date the transaction is effected. Any deferral period begins on the date such distribution or transfer would otherwise have been transacted (see "Pricing of Transfers and Distributions").


All procedures, including payment, based on the valuation of the Sub-accounts may be postponed during the period: (1) the New York Stock Exchange is closed (other than customary holidays or weekends) or trading on the New York Stock Exchange is restricted as determined by the SEC; (2) the SEC permits postponement and so orders; or (3) the SEC determines that an emergency exists making valuation or disposal of securities not reasonably practical.

     Resolving Material Conflicts: Underlying mutual funds or portfolios may be available to registered separate accounts offering either or both life and annuity contracts of insurance companies not affiliated with us. We also may offer life insurance and/or annuity contracts that offer different variable investment options from those offered under this Annuity, but which invest in the same underlying mutual funds or portfolios. It is possible that differences might arise between our Separate Account B and one or more accounts of other insurance companies which participate in a portfolio. It is also possible that differences might arise between a Sub-account offered under this Annuity and variable investment options offered under different life insurance policies or annuities we offer, even though such different variable investment options invest in the same underlying mutual fund or portfolio. In some cases, it is possible that the differences could be considered "material conflicts". Such a "material conflict" could also arise due to changes in the law (such as state insurance law or Federal tax law) which affect either these different life and annuity separate accounts or differing life insurance policies and annuities. It could also arise by reason of differences in voting instructions of persons with voting rights under our policies and/or annuities and those of other companies, persons with voting rights under annuities and those with rights under life policies, or persons with voting rights under one of our life policies or annuities with those under other life policies or annuities we offer. It could also arise for other reasons. We will monitor events so we can identify how to respond to such conflicts. If such a conflict occurs, we will take the necessary action to protect persons with voting rights under our life policies or annuities vis-a-vis those with rights under life policies or annuities offered by other insurance companies. We will also take the necessary action to treat equitably persons with voting rights under this Annuity and any persons with voting rights under any other life policy or annuity we offer.

     Modification: We reserve the right to any or all of the following: (a) combine a Sub-account with other Sub-accounts; (b) combine Separate Account B or a portion thereof with other "unitized" separate accounts; (c) terminate offering certain Guarantee Periods for new or renewing Fixed Allocations; (d) combine Separate Account D with other "non-unitized" separate accounts; (e) deregister Separate Account B under the 1940 Act; (f) operate Separate Account B as a management investment company under the 1940 Act or in any other form permitted by law; (g) make changes required by any change in the Securities Act of 1933, the Exchange Act of 1934 or the 1940 Act; (h) make changes that are necessary to maintain the tax status of your Annuity under the Code; and (i) make changes required by any change in other Federal or state laws relating to retirement annuities or annuity contracts.

Also, from time to time, we may make additional Sub-accounts available to you. These Sub-accounts will invest in underlying mutual funds or portfolios of underlying mutual funds we believe to be suitable for the Annuity. We may or may not make a new Sub-account available to invest in any new portfolio of one of the current underlying mutual funds should such a portfolio be made available to Separate Account B.

We may eliminate Sub-accounts, combine two or more Sub-accounts or substitute one or more new underlying mutual funds or portfolios for the one in which a Sub-account is invested. Substitutions may be necessary if we believe an underlying mutual fund or portfolio no longer suits the purpose of the Annuity. This may happen due to a change in laws or regulations, or a change in the investment objectives or restrictions of an underlying mutual fund or portfolio, or because the underlying mutual fund or portfolio is no longer available for investment, or for some other reason. We would obtain prior approval from the insurance department of our state of domicile, if so required by law, before making such a substitution, deletion or addition. We also would obtain prior approval from the SEC so long as required by law, and any other required approvals before making such a substitution, deletion or addition.

We reserve the right to transfer assets of Separate Account B, which we determine to be associated with the class of contracts to which your Annuity belongs, to another "unitized" separate account. We also reserve the right to transfer assets of Separate Account D which we determine to be associated with the class of contracts to which your annuity belongs, to another "non-unitized" separate account. We notify you (and/or any payee during the payout phase) of any modification to your Annuity. We may endorse your Annuity to reflect the change.

     Misstatement of Age or Sex: If there has been a misstatement of the age and/or sex of any person upon whose life annuity payments or the minimum death benefit are based, we make adjustments to conform to the facts. As to annuity payments: (a) any underpayments by us will be remedied on the next payment following correction; and (b) any overpayments by us will be charged against future amounts payable by us under your Annuity.

     Ending the Offer: We may limit or discontinue offering Annuities. Existing Annuities will not be affected by any such action.

     Indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     Legal Proceedings: As of the date of this Prospectus, neither we nor ASM, Inc. were involved in any litigation outside of the ordinary course of business, and know of no material claims.


     THE COMPANY: American Skandia Life Assurance Corporation is a stock insurance company domiciled in Connecticut with licenses in all 50 states. It is a wholly owned subsidiary of American Skandia Investment Holding Corporation, whose indirect parent is Skandia Insurance Company Ltd. Skandia Insurance
Company Ltd. is part of a group of companies whose predecessor commenced operations in 1855. Two of our affiliates, American Skandia Marketing, Incorporated, formerly Skandia Life Equity Sales Corporation, and American Skandia Information Services and Technology Corporation, formerly American Skandia Business Services Corporation, may undertake certain administrative functions on our behalf. Our affiliate, American Skandia Investment Services, Incorporated, formerly American Skandia Life Investment Management, Inc., currently acts as the investment manager to the American Skandia Trust. We currently engage Skandia Investment Management, Inc., an affiliate whose indirect parent is Skandia Insurance Company Ltd., as investment manager for our general account. We are under no obligation to engage or continue to engage any investment manager.

     As of July 1995, Skandia Vida, S.A. de C.V. was formed by the ultimate parent Skandia Insurance Company, Ltd., a Swedish corporation. The Company owns 99.9% ownership in Skandia Vida, S.A. de C.V. which is a Mexican life insurance company. This Mexican life insurer is a start up company with expectations of selling long term savings products within Mexico. The assets and liabilities of Skandia Vida, S.A. de C.V. are translated at the period ended exchange rate. The effects of these translation adjustments are reported in a separate component of shareholder's equity. Total shareholder's equity of Skandia Vida, S.A. de C.V. is $[ ] as of December 31, 1995.

     Lines of Business: The Company is in the business of issuing annuity policies, and has been so since its business inception in 1988. The Company currently offers the following annuity products: a) certain deferred annuities that are registered with the Securities and Exchange Commission, including variable annuities and fixed interest rate annuities that include a market value adjustment feature; b) certain other fixed deferred annuities that are not registered with the Securities and Exchange Commission; and c) fixed and adjustable immediate annuities. We may, in the future, offer other annuities, life insurance and other forms of insurance.

     Selected Financial Data: The following selected financial data are qualified by reference to, and should be read in conjunction with, the financial statements, including related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The selected financial data as of and for each of the five years ended December 31, 1995, 1994, 1993, 1992 and 1991 has been audited by Deloitte & Touche LLP, independent auditors, whose report thereon is included herein.

Income Statement Data:


                                                        1995             1994             1993           1992          1991
                                                        ----             -----            ----           ----          ----
Revenues:
Net investment income            [to be provided by amendment]  $    1,300,217   $      692,758   $    892,053   $    723,253
Annuity premium income                                                  70,000          101,643      1,304,629      2,068,452
Annuity charges and fees*                                           24,779,785       11,752,984      4,846,134      1,335,079
Net realized capital gains (losses)                                     (1,942)         330,024        195,848          4,278
Fee income                                                           2,111,801          938,336        125,179              0
Other income                                                            24,550            1,269         15,119         45,010
                                                                        ------  ---------------  -------------  -------------
Total revenues                                                  $   28,284,411   $   13,817,014   $  7,378,962   $  4,176,072
                                                                   ===========      ===========     ==========     ==========

Benefits and Expenses:
Return credited to contractowners                                     (516,730)         252,132        560,243        235,470
Annuity benefits                                                       369,652          383,515        276,997        107,536
Increase/(decrease) in annuity policy reserves                       5,766,003        1,208,454      1,331,278      2,045,722
Underwriting, acquisition and
   other insurance expenses                                         18,942,720        9,547,951     11,338,765      7,294,400
Interest expense                                                     3,615,845          187,156              0              0
                                                                  ------------    -------------------------------  ----------
Total benefits and expenses                                     $   28,177,490   $   11,579,208   $ 13,507,283   $  9,683,128
                                                                   -----------      -----------    -----------     ----------

Income tax                                                      $      247,429   $      182,965   $          0   $          0
                                                                 -------------     ------------   ------------    -----------


Net income (loss)                                               $     (140,508)  $    2,054,841   $ (6,128,321)  $( 5,507,056)
                                                                ===============    ============   ============    ===========

Balance Sheet Data:
Total Assets                                                    $2,864,416,329   $1,558,548,537   $552,345,206   $239,435,675
                                                                ==============   ==============   ============   ============

Surplus Notes                                                   $   69,000,000   $   20,000,000   $          0   $          0
                                                                ==============   ============================================

Shareholder's Equity                                            $   52,205,524   $   52,387,687   $ 46,332,846   $ 14,292,772
                                                              ================ ================  =============   ============


*On  annuity  sales of $[ ],  $1,372,874,000,  $890,640,000,  $287,596,000,  and
$141,017,000  during the years ended  December 31, 1995,  1994,  1993,  1992 and
1991, respectively, with contractowner assets under management of $[ ], $2,661,161,000, $1,437,554,000, $495,176,000, and $217,425,000 as of December
31, 1995, 1994, 1993, 1992, and 1991, respectively.

The above selected financial data should be read in conjunction with the financial statements and the notes thereto.

     Management's Discussion and Analysis of Financial Condition and Results of Operations

     Results of Operations: [TO BE PROVIDED BY AMENDMENT]

     Liquidity and Capital Resources: [TO BE PROVIDED BY AMENDMENT]

     Segment Information: As of the date of this Prospectus, we offered only variable and fixed deferred annuities and immediate annuities.

     Reinsurance: The Company cedes reinsurance under modified coinsurance arrangements. The reinsurance arrangements provide additional capacity for growth in supporting the cash flow strain from the Company's variable annuity business. The reinsurance is effected under quota share contracts.

Effective January 1, 1995, the Company reinsured certain mortality risks. These risks result from the guaranteed minimum death benefit feature in the variable annuity products.

The effect of the reinsurance agreements on the Company's operations was to reduce annuity charges and fee income, death benefit expense, and reserve exposure.

Such ceded reinsurance does not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet the obligations assumed under the reinsurance agreement.

     Surplus Notes: [TO BE PROVIDED BY AMENDMENT]

     Reserves: We are obligated to carry on our statutory books, as liabilities, actuarial reserves to meet our obligations on outstanding annuity or life insurance contracts. This is required by the life insurance laws and regulations in the jurisdictions in which we do business. Such reserves are based on mortality and/or morbidity tables in general use in the United States. In general, reserves are computed amounts that, with additions from premiums to be received, and with interest on such reserves compounded at certain assumed rates, are expected to be sufficient to meet our policy obligations at their maturities if death occurs in accordance with the mortality tables employed. In the accompanying Financial Statements these reserves for policy obligations are determined in accordance with generally accepted accounting principles and are included in the liabilities of our separate accounts and the general account liabilities for future benefits of annuity or life insurance contracts we issue.

     Competition: We are engaged in a business that is highly competitive due to the large number of insurance companies and other entities competing in the marketing and sale of insurance products. There are approximately 2300 stock, mutual and other types of insurers in the life insurance business in the United States.

     Employees: As of December 31, 1995, we had 198 direct salaried employees. An affiliate, American Skandia Information Services and Technology Corporation, formerly American Skandia Business Services Corporation, that provides services almost exclusively to us, had 67 direct salaried employees.

     Regulation: We are organized as a Connecticut stock life insurance company, and are subject to Connecticut law governing insurance companies. We are regulated and supervised by the Connecticut Commissioner of Insurance. By March 1 of every year, we must prepare and file an annual statement, in a form prescribed by the Connecticut Insurance Department, which covers our operations for the preceding calendar year, and must prepare and file our statement of financial condition as of December 31 of such year. The Commissioner and his or her agents have the right at all times to review or examine our books and assets. A full examination of our operations will be conducted periodically according to the rules and practices of the National Association of Insurance Commissioners ("NAIC"). We are subject to the insurance laws and various federal and state securities laws and regulations and to regulatory agencies, such as the Securities and Exchange Commission (the "SEC") and the Connecticut Banking Department, which administer those laws and regulations.

We can be assessed up to prescribed limits for policyholder losses incurred by insolvent insurers under the insurance guaranty fund laws of most states. We cannot predict or estimate the amount any such future assessments we may have to pay. However, the insurance guaranty laws of most states provide for deferring payment or exempting a company from paying such an assessment if it would threaten such insurer's financial strength.

Several states, including Connecticut, regulate insurers and their affiliates under insurance holding company laws and regulations. This applies to us and our affiliates. Under such laws, inter-company transactions, such as dividend payments to parent companies and transfers of assets, may be subject to prior notice and approval, depending on factors such as the size of the transaction in relation to the financial position of the companies.

Currently, the federal government does not directly regulate the business of insurance. However, federal legislative, regulatory and judicial decisions and initiatives often have significant effects on our business. Types of changes that are most likely to affect our business include changes to: (a) the taxation of life insurance companies; (b) the tax treatment of insurance products; (c) the securities laws, particularly as they relate to insurance and annuity products; (d) the "business of insurance" exemption from many of the provisions of the anti-trust laws; (e) the barriers preventing most banks from selling or underwriting insurance: and (f) any initiatives directed toward improving the solvency of insurance companies. We would also be affected by federal initiatives that have impact on the ownership of or investment in United States companies by foreign companies or investors.

     Executive Officers and Directors:

Our executive officers and directors, their ages, positions with us and principal occupations are indicated below. The immediately preceding work experience is provided for officers that have not been employed by us or an affiliate for at least five years as of the date of this Prospectus.


Name/                                                         Position with American Skandia
Age                                                            Life Assurance Corporation                       Principal Occupation

Alan Blank                                                    Employee                                           Vice President and,
47                                                                                                           National Sales Manager:
                                                                                                                    American Skandia
                                                                                                             Marketing, Incorporated

    Mr. Blank joined us in 1994.  He previously held the position of Vice-Chairman at Liberty Securities.

Gordon C. Boronow*                                            President                                                President and
43                                                            and Chief                                     Chief Operating Officer:
                                                              Operating Officer,                               American Skandia Life
                                                              Director (since July, 1991)                      Assurance Corporation

Nancy F. Brunetti                                             Senior Vice President,            Senior Vice President, Business and
34                                                            Business and Application                      Application Development:
                                                              Development                                      American Skandia Life
                                                              Director (since February, 1996)                  Assurance Corporation

     Ms. Brunetti joined us in 1992.  She previously held the position of Senior Business Analyst at Monarch Life Insurance Company.

Malcolm M. Campbell                                           Director (since April, 1991)                   Director of Operations,
40                                                                                                           Assurance and Financial
                                                                                                                  Services Division:
                                                                                                      Skandia Insurance Company Ltd.

Jan R. Carendi*                                               Chief Executive                           Executive Vice President and
51                                                            Officer and                      Member of Corporate Management Group:
                                                              Chairman of the                         Skandia Insurance Company Ltd.
                                                              Board of Directors
                                                              Director (since May, 1988)

Lincoln R. Collins                                            Senior Vice President,                         Senior Vice President,
                                                              Product Management                                 Product Management:
35                                                            Director (since February, 1996)                  American Skandia Life
                                                                                                               Assurance Corporation

Henrik Danckwardt                                             Director (since July, 1991)                        Director of Finance
42                                                                                                               and Administration,
                                                                                                             Assurance and Financial
                                                                                                                  Services Division:
                                                                                                      Skandia Insurance Company Ltd.

Wade A. Dokken                                                Director (since July, 1991)                                  Director:
36                                                            and Employee                                     American Skandia Life
                                                                                                              Assurance Corporation;
                                                                                                  President, Chief Operating Officer
                                                                                                        and Chief Marketing Officer:
                                                                                            American Skandia Marketing, Incorporated

N. David Kuperstock                                           Vice President,                                        Vice President,
44                                                            Product Development                               Product Development:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Thomas M. Mazzaferro                                          Executive Vice President and              Executive Vice President and
43                                                            Chief Financial Officer,                      Chief Financial Officer:
                                                              Director (since October, 1994)                   American Skandia Life
                                                                                                               Assurance Corporation

Dianne B. Michael                                             Senior Vice President,                          Senior Vice President,
41                                                            Customer Service                                     Customer Service:
                                                              Director (since February, 1996)                  American Skandia Life
                                                                                                               Assurance Corporation

     Ms. Michael joined us in 1995.  She previously held the position of Vice President with J. P. Morgan Investment Management Inc.

Gunnar Moberg                                                 Director (since November, 1994)        Director - Marketing and Sales,
41                                                                                                          Assurances and Financial
                                                                                                                  Services Division:
                                                                                                      Skandia Insurance Company Ltd.

M. Patricia Paez                                              Assistant Vice President                      Assistant Vice President
35                                                            and Corporate Secretary                       and Corporate Secretary:
                                                                                                              American Skandia Life
                                                                                                              Assurance Corporation

Don Thomas Peck                                               Employee                                               Vice President,
52                                                                                                           National Sales Manager:
                                                                                                                   American Skandia
                                                                                                             Marketing, Incorporated

   Mr. Peck joined us in 1995.  He previously held the position of Regional Vice President with MFS Financial Services Inc.

Rodney D. Runestad                                            Vice President and                                  Vice President and
46                                                            Valuation Actuary                                   Valuation Actuary:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Hayward Sawyer                                                Employee                                            Vice President and
51                                                                                                           National Sales Manager:
                                                                                                                    American Skandia
                                                                                                             Marketing, Incorporated

    Mr. Sawyer joined us in 1994.  He previously held the position of Regional Vice President with AIM Distributors, Inc.

Todd L. Slade                                                 Vice President,                                        Vice President,
38                                                            Applications Development                     Applications Development:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Anders O. Soderstrom                                          Director (since October, 1994)                          President and
36                                                                                                          Chief Operating Officer:
                                                                                                        American Skandia Information
                                                                                                 Services and Technology Corporation

Amanda C. Sutyak                                              Executive Vice President                      Executive Vice President
38                                                            and Deputy Chief                                      and Deputy Chief
                                                              Operating Officer,                                  Operating Officer:
                                                              Director (since July, 1991)                      American Skandia Life
                                                                                                               Assurance Corporation

C. Ake Svensson                                               Treasurer,                                   Vice President, Treasurer
45                                                            Director (since December, 1994)              and Corporate Controller:
                                                                                                         American Skandia Investment
                                                                                                                 Holding Corporation

    Mr. Svensson joined us in 1994.  He previously held the position of Senior Vice President with Nordenbanken.

Bayard F. Tracy                                               Senior Vice President,                          Senior Vice President,
48                                                            Institutional Sales,                Institutional Sales and Marketing:
                                                              Director (since October, 1994)                   American Skandia Life
                                                                                                               Assurance Corporation

Executive Compensation

     Summary Compensation Table: The summary table below summarizes the compensation payable to our Chief Executive Officer and to the most highly compensated of our executive officers whose compensation exceeded $100,000 in the fiscal year immediately preceding the date of this Prospectus.

                        Name and Principal                              Annual                Annual         Other Annual
                             Position                 Year               Salary                 Bonus         Compensation
                                                                          ($)                   ($)               ($)

                           Jan R. Carendi -           1995
                             Chief Executive          1994              $170,569
                             Officer                  1993               214,121

                           Alan Blank -               1995
                             Vice President and       1994              $265,125
                             National Sales Manager,  1993                     0
                             Banking

                           Wade A. Dokken -           1995
                             Executive Vice President  1994             $558,299
                             and Chief Marketing      1993               318,637
                             Officer

                           Robert Seaberg             1995
                           Vice President,            1994              $207,625
                           Marketing                  1993                54,075                 0              $21,575

                           [         ]   [      ]

     Long-Term Incentive Plans - Awards in the Last Fiscal Year: The following table provides information regarding our long-term incentive plan. Units are awarded to executive officers and other personnel. The table shows units awarded to our Chief Executive Officer and the most highly compensated of our executive officers whose compensation exceeded $100,000 in the fiscal year immediately preceding the date of this Prospectus. This program is designed to induce participants to remain with the company over long periods of time and to tie a portion of their compensation to the fortunes of the company. Currently, the program consists of multiple plans. A new plan may be instituted each year.
Participants are awarded units at the beginning of a plan. Generally, participants must remain employed by the company or its affiliates at the time such units are payable in order to receive any payments under the plan. There are certain exceptions, such as in cases of retirement or death.

     Changes in the value of units reflect changes in the "embedded value" of the company. "Embedded value" is the net asset value of the company (valued at market value and not including the present value of future profits), plus the present value of the anticipated future profits (valued pursuant to state insurance law) on its existing contracts. Units will not have any value for participants if the embedded value does not increase by certain target percentages during the first four years of a plan. The target percentages may differ between each plan. Any amounts available under a plan are paid out in the fifth through eighth years of a plan. Portions of the payments may be postponed if the payment would exceed 20% of any profit (as determined under state insurance law) earned by the company in the prior fiscal year. The amount to be received by a participant at the time any payment is due will be the then current number of units payable multiplied by the then current value of such units.

                                                                             ---------Estimated Future Payouts---------
       Name                Number of Units    Period Until Payout        Threshold          Target          Maximum
                                   (#)                                      ($)              ($)               ($)

Jan R. Carendi                                    Various                                       $
*Alan Blank                                       Various                                       $
*Wade A. Dokken                                   Various                                       $
*Kevin J. Hart                                    Various                                       $
*Robert Seaberg                                   Various                                       $

     *Mssrs. Hart and Seaberg are no longer employed by the Company; the units noted are no longer payable. Messrs. Blank and Dokken are no longer officers of the Company, however units are still payable as these individuals are employees of the Company.

     Compensation of Directors: The following directors were compensated as shown below in 1995:

Malcolm M. Campbell                   $      Gunnar Moberg                     $
Henrik Danckwardt                     $

     Compensation   Committee   Interlocks   and  Insider   Participation:   The
compensation committee of our board of directors as of December 31, 1995 consisted of Malcolm M. Campbell and Henrik Danckwardt.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATIONCONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION: The following are the contents of the Statement of Additional Information:

     (1)  General   Information   Regarding   American  Skandia  Life  Assurance
Corporation

     (2) Principal Underwriter

     (3) Calculation of Performance Data

     (4) Unit Price Determinations

     (5) Calculating the Market Value Adjustment

     (6) Independent Auditors

     (7) Legal Experts

     (8) Appendix A - Financial Statements for Separate Account B (Class 1 Sub-accounts)


     FINANCIAL STATEMENTS: The financial statements which follow in Appendix A are those of American Skandia Life Assurance Corporation for the years ended December 31, 1995, 1994, and 1993, respectively. Financial statements for the Class 1 Sub-accounts of Separate Account B are found in the Statement of Additional Information.

                                 APPENDIXES


       APPENDIX A FINANCIAL STATEMENTS FOR AMERICAN SKANDIA LIFE ASSURANCE
                                  CORPORATION





     APPENDIX B SHORT DESCRIPTIONS OF THE UNDERLYING MUTUAL FUNDS' PORTFOLIO
                       INVESTMENT OBJECTIVES AND POLICIES




                            APPENDIX C PRIOR CONTRACT

                                   APPENDIX A

      FINANCIAL STATEMENTS FOR AMERICAN SKANDIA LIFE ASSURANCE CORPORATION





                           [To be filed by amendment]

                                   APPENDIX B

     SHORT DESCRIPTIONS OF THE UNDERLYING MUTUAL FUNDS' PORTFOLIO INVESTMENT
                            OBJECTIVES AND POLICIES


Short descriptions of the portfolios of the Life & Annuity Trust, the applicable portfolios of the American Skandia Trust and the Growth portfolio of The Alger American Fund are found below.

Please refer to the prospectuses of each underlying mutual fund for more complete details on expenses, investment policies, and risk factors applicable to certain portfolios. Additional underlying mutual fund prospectuses or Statements of Additional Information may be obtained by calling 1-800-680-8920 or writing to us at P.O. Box 883, Attention: Stagecoach Variable Annuity Administration, Shelton, Connecticut, 06484-0883.

Life & Annuity Trust


Asset Allocation Portfolio: The Asset Allocation Portfolio seeks a high level of total return, including net realized and unrealized capital gains and net investment income, consistent with reasonable risk. The Portfolio seeks to achieve its objective by pursuing an asset allocation strategy. This strategy is based upon the premise that certain asset classes from time to time are under- or over- valued relative to eachother by the market, and that undervalued asset classes represent relatively better long-term, risk-adjusted investment opportunities. Timely, low-cost shifts among common stocks, U.S. Treasury bonds and money market instruments (as determined by their perceived relative over- or under- valuation) can, therefore, produce attractive investment returns. Using this strategy, BZW Barclays Global Fund Advisors ("BGFA"), as the Portfolio's investment sub-adviser, regularly determines the appropriate mix of asset classes and the Portfolio's portfolio is periodically adjusted to achieve this mix. The Portfolio is not designed to profit from short-term market changes.

In determining the appropriate mix, BGFA uses an investment model developed over the past 20 years, which is also used by BGFA as a basis for managing large employee benefit trust funds and other institutional accounts. The Asset
Allocation Model, which is proprietary to BGFA, analyzes extensive financial data from numerous sources and recommends a portfolio allocation among common stocks, U.S. Treasury bonds and money market instruments. As further described in the Portfolio's "Prospectus Appendix Additional Investment Policies," BGFA bases its investment decisions on the Asset Allocation Model's results. At any given time, substantially all of the Portfolio's assets may be invested in a single asset class and the relative allocation among the asset classes may shift significantly from time to time.

Growth and Income Portfolio: The Growth and Income Portfolio seeks to earn current income and achieve long-term capital appreciation. It seeks to achieve this objective by investing primarily in common stocks and preferred stocks and debt securities that are convertible into common stocks. Under normal market conditions, the Portfolio invests at least 65% of its total assets in common stocks and securities which are convertible into common stocks and at least 65% of its total assets in income-producing securities. Up to 10% of the Portfolio's assets may be invested in securities of foreign issuers. The Growth and Income Portfolio invests in common stocks of issuers that exhibit a strong earnings growth trend and that are believed by Wells Fargo Bank, as investment adviser, to have above average prospects for future earnings growth. The Portfolio maintains a portfolio of common stocks diversified among industries and companies. The Portfolio may invest in common stocks of large companies (i.e., those companies with more that $750 million in capitalization) that Wells Fargo Bank believes offer the potential for long-term earnings growth or above-average dividend yield. Some investments also may be made in common stocks of medium and smaller sized companies (i.e., those companies with at least $250 million, but less than $750 million in capitalization ) that appear to have the potential to generate high levels of future revenue and earnings growth and where the investment opportunity may not be fully reflected in the price of the securities but that may involve greater risks than investments in larger companies. The Growth and Income Portfolio intends generally to invest less than 50% of its assets in the securities of medium and smaller sized companies and the remainder in securities of larger sized companies. However, the actual percentages may vary according to changes in market conditions and the judgment of the Portfolio's investment adviser of how best to achieve the Portfolio's investment objective. The Growth and Income Portfolio may also invest in convertible securities that provide current income and are issued by companies with the characteristics described above and that have a strong earnings and credit record. At most, 5% of the Portfolio's net assets will be invested in convertible debt securities that are either rated below the four highest rating categories by one or more nationally recognized statistical rating organizations, such as Moody's Investor Service, Inc. or Standard & Poor's Corporation (which includes securities also known as "junk bonds"), or unrated securities determined by Wells Fargo Bank to be of comparable quality.

Money Market Portfolio: The Money Market Portfolio seeks to provide investors with a high level of income, while preserving capital and liquidity, by investing in high-quality, short-term instruments. The Portfolio only invests its assets in U.S. dollar-denominated, high-quality money market instruments, and may engage in certain other investment activities as described in the Prospectus. Permitted investments consist of obligations of the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises), obligations of domestic and foreign banks, commercial paper, and repurchase agreements and other debt obligations such as municipal obligations, asset-backed securities and securities issued by special purpose entities. The Portfolio also may invest in unrated instruments determined by Wells Fargo Bank to be of comparable quality to other rated instruments that the Portfolio is permitted to purchase and otherwise purchased in accordance with Portfolio procedures. The Money Market Portfolio is not insured or guaranteed by the U.S. Government. There can be no assurance that a stable net asset value will be maintained. A more complete description of these investments and investment activities is contained in the Portfolio's "Prospectus Appendix - Additional Investment Policies" and in the Portfolio's SAI.

U.S. Government Allocation Portfolio: The U.S. Government Allocation Portfolio seeks over the long term a high level of total return, including net realized and unrealized capital gains and net investment income, consistent with reasonable risk. The Portfolio seeks to achieve its objective by pursuing a strategy of allocating and reallocating its investments among the following three classes of debt instruments: long-term U.S. Treasury bonds, intermediate-term U.S. Treasury notes, and short-term money market instruments. This strategy is based upon the premise that those classes of debt securities from time to time are over- or under-valued relative to each other by the market, and that under-valued asset classes represent relatively better long-term investment opportunities. Timely, low-cost shifts among such securities (as determined by their perceived relative over- or under-valuation) can, therefore produce attractive long-term investment returns. Using this strategy, BGFA regularly determines the appropriate mix of asset classes, and the Portfolio's portfolio is periodically adjusted to achieve this mix. Under normal market conditions, the Portfolio invests at least 65% of the value of its total assets in U.S. Government obligations. In determining the appropriate mix, BGFA, as the Portfolio's investment sub-adviser, uses an investment model, the U.S. Government Allocation Model, which is also used by BGFA as a basis for managing large employee benefit trust funds and other institutional accounts. The model, which is proprietary to BGFA, analyzes risk, correlation and expected return data and recommends a portfolio allocation among the three classes of debt instruments. As further described in the Portfolio's "Prospectus Appendix - Additional Investment Policies," BGFA bases its investment decisions on the model's results. At any given time, substantially all of the Portfolio's assets may be invested in a single asset class, and the relative allocation among the asset classes may shift significantly from time to time. The Portfolio is not designed to profit from short-term market changes. The Portfolio may purchase U.S. Treasury bonds with remaining maturities of at least 20 years. Under normal market conditions, the dollar-weighted average maturity of this portion of the Portfolio's portfolio is expected to range between 22 and 28 years. The Portfolio may purchase U.S. Treasury notes and other U.S. Treasury securities with remaining maturities ranging from one to 20 years. Under normal market conditions, the dollar-weighted average maturity of this portion of the Portfolio's portfolio is expected to range between three and seven years. The Portfolio may purchase short-term money market instruments with remaining maturities of one year or less. The Portfolio also may enter into futures and options contracts and options on futures contracts and make margin payments in connection with such contracts, invest in unrated instruments determined by the Portfolio's adviser to be of investment quality comparable to other rated instruments that the Portfolio is permitted to purchase, and purchase securities on a delayed delivery or when-issued basis.


American Skandia Trust


JanCap Growth Portfolio: The investment objective of the JanCap Growth Portfolio is growth of capital in a manner consistent with the preservation of capital. Realization of income is not a significant investment consideration and any income realized on investments, therefore, will be incidental to this objective. The objective will be pursued by emphasizing investments in common stocks. Common stock investments will be in industries and companies that the portfolio's sub-advisor believes are experiencing favorable demand for their products and services, and which operate in a favorable competitive and regulatory environment. Investments may be made to a lesser degree in preferred stocks, convertible securities, warrants, and debt securities of U.S. issuers, when the portfolio's sub-advisor perceives an opportunity for capital growth from such securities or so that a return may be received on the portfolio's idle cash. Debt securities which the portfolio may purchase include corporate bonds and debentures (not to exceed 5% of net assets in bonds rated below investment grade), mortgage-backed and asset-backed securities, zero-coupon bonds, indexed/structured notes, high-grade commercial paper, certificates of deposit and repurchase agreements. Securities of foreign issuers, including securities of foreign governments and Euromarket securities, also may be purchased. Although it is the general policy of the JanCap Growth Portfolio to purchase and hold securities for capital growth, changes will be made whenever the portfolio's sub-advisor believes they are advisable. Because investment changes usually will be made without reference to the length of time a security has been held, a significant number of short-term transactions may result.

Investments also may be made in "special situations" from time to time. A "special situation" arises when, in the opinion of the portfolio's sub-advisor, the securities of a particular company will be recognized and appreciate in value due to a specific development, such as a technological breakthrough, management change or a new product at that company. Subject to certain limitations, the JanCap Growth Portfolio may purchase and write options on securities (including index options) and options on foreign currencies, and may invest in futures contracts on securities, financial indices and foreign currencies, ("futures contracts"), options on futures contracts, forward contracts and swaps and swap-related products. These instruments will be used primarily for hedging purposes. Investment of up to 15% of the JanCap Growth Portfolio's total assets may be made in securities that are considered illiquid because of the absence of a readily available market or due to legal or contractual restrictions.


T. Rowe Price International Equity Portfolio: The investment objective of the T. Rowe Price International Equity Portfolio is to seek total return on its assets through investments in common stocks of established, non-U.S. companies. Investments may be made solely for capital appreciation or solely for income or any combination of both for the purpose of achieving a higher overall return. Total return consists of capital appreciation or depreciation, dividend income, and currency gains or losses. The portfolio intends to diversify investments broadly among countries and to normally have at least three different countries represented in the portfolio. The portfolio may invest in countries of the Far East and Western Europe as well as South Africa, Australia, Canada and other areas (including developing countries). Under unusual circumstances, the portfolio may invest substantially all of its assets in one or two countries.

Founders Capital Appreciation Portfolio: The investment objective of Founders Capital Appreciation Portfolio is capital appreciation. The portfolio will normally invest at least 65% of its total assets in common stocks of U.S. companies with market capitalizations of $1.5 billion or less. These stocks normally will be traded in the over-the-counter market. Since it may engage in short-term trading, the portfolio may have annual portfolio turnover rates in excess of 100%.

INVESCO Equity Income Portfolio: The investment objective of the INVESCO Equity Income Portfolio is to seek high current income while following sound investment practices. Capital growth potential is an additional, but secondary, consideration in the selection of portfolio securities. The portfolio seeks to achieve its objective by investing in securities which will provide a relatively high-yield and stable return and which, over a period of years, may also provide capital appreciation. The portfolio normally will invest between 60% and 75% of its assets in dividend-paying, marketable common stocks of domestic and foreign industrial issuers. The portfolio also will invest in convertible bonds, preferred stocks and debt securities. The portfolio may depart from the basic investment objective and assume a defensive position with a large portion of its assets temporarily invested in high quality corporate bonds, or notes and government issues, or held in cash. The portfolio's investments in common stocks may decline in value. To minimize the risk this presents, the portfolio only invests in dividend-paying common stocks of domestic and foreign industrial issuers which are marketable, and will not invest more than 5% of the portfolio's assets in the securities of any one company or more than 25% of the portfolio's assets in any one industry. The portfolio's investments in debt securities will generally be subject to both credit risk and market risk. There are no fixed-limitations regarding portfolio turnover. The rate of portfolio turnover may fluctuate as a result of constantly changing economic conditions and market circumstances. Securities initially satisfying the portfolio's basic objectives and policies may be disposed of when they are no longer suitable. As a result, it is anticipated that the portfolio's annual portfolio turnover rate may be in excess of 100%, and may be higher than that of other investment companies seeking current income with capital growth as a secondary consideration. Increased portfolio turnover would cause the portfolio to incur greater brokerage costs than would otherwise be the case.

PIMCO Total Return Bond Portfolio: The investment objective of the PIMCO Total Return Bond Portfolio is to seek to maximize total return. A secondary objective is preservation of capital. The Sub-advisor will seek to employ prudent investment management techniques, especially in light of the broad range of investment instruments in which the portfolio may invest. The proportion of the portfolio's assets committed to investment in securities with particular characteristics (such as maturity, type and coupon rate) will vary based on the outlook for the U.S. and foreign economies, the financial markets and other factors. The portfolio will invest at least 65% of its assets in the following types of securities which may be issued by domestic or foreign entities and denominated in U.S. dollars or foreign currencies: securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities; corporate debt securities; corporate commercial paper; mortgage and other asset-backed securities; variable and floating rate debt securities; bank certificates of deposit; fixed time deposits and bankers' acceptances; repurchase agreements and reverse repurchase agreements; obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies or supranational entities; and foreign currency exchange-related securities, including foreign currency warrants. The portfolio will invest in a diversified portfolio of fixed-income securities of varying maturities with a portfolio duration from three to six years. The portfolio may invest up to 20% of assets in corporate debt securities that are rated below investment grade (i.e., rated below Baa by Moody's or BBB by S&P or, if unrated, determined by the Sub-advisor to be of comparable quality). These securities are regarded as high risk and predominantly speculative with respect to the issuer's continuing ability to meet principal and interest payments (see the underlying fund prospectus for details).

PIMCO Limited Maturity Bond Portfolio: The investment objective of the PIMCO Limited Maturity Bond Portfolio is to seek to maximize total return, consistent with preservation of capital and prudent investment management. The portfolio will invest at least 65% of its total assets in the following types of securities, which may be issued by domestic or foreign entities and denominated in U.S. dollars or foreign currencies: securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities ("U.S. Government securities"); corporate debt securities; corporate commercial paper; mortgage and other asset-backed securities; variable and floating rate debt securities; bank certificates of deposit, fixed time deposits and bankers' acceptances; repurchase agreements and reverse repurchase agreements; obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies or supranational entities; and foreign currency exchange-related securities, including foreign currency warrants.

The portfolio may hold different percentages of its assets in these various types of securities, and may invest all of its assets in derivative instruments or in mortgage- or asset-backed securities. There are special risks involved in these instruments. The portfolio will invest in a diversified portfolio of fixed income securities of varying maturities with a portfolio duration from one to three years. The portfolio may invest up to 10% of its assets in corporate debt securities that are rated below investment grade but rated B or higher by Moody's or S&P (or, if unrated, determined by the Sub-advisor to be of comparable quality). The portfolio may also invest up to 20% of its assets in securities denominated in foreign currencies. The "total return" sought by the portfolio will consist of interest and dividends from underlying securities, capital appreciation reflected in unrealized increases in value of portfolio securities (realized by the shareholder only upon selling shares) or realized from the purchase and sale of securities, and use of futures and options, or gains from favorable changes in foreign currency exchange rates The portfolio may invest directly in U.S. dollar- or foreign currency-denominated fixed income securities of non-U.S. issuers. The portfolio will limit its foreign investments to securities of issuers based in developed countries (including Newly Industrialized Countries, "NICs", such as Taiwan, South Korea and Mexico). Investing in the securities of issuers in any foreign country involves special risks.


Berger Capital Growth Portfolio: The investment objective of the Berger Capital Growth Portfolio is long-term capital appreciation. The Portfolio seeks to achieve this objective by investing primarily in common stocks of established companies which the Sub-advisor believes offer favorable growth prospects. Current income is not an investment objective of the Portfolio, and any income produced will be a by-product of the effort to achieve the Portfolio's objective. In general, investment decisions for the Portfolio are based on an approach which seeks out successful companies because they are believed to be more apt to become profitable investments. To evaluate a prospective investment, the Sub-advisor analyzes information from various sources, including industry economic trends, earnings expectations and fundamental securities valuation factors to identify companies which in the Sub-advisor's opinion are more likely to have predictable, above average earnings growth, regardless of the company's size and geographic location. The Sub-advisor also takes into account a company's management and its innovations in products and services in evaluating its prospects for continued or future earnings growth.

In selecting its portfolio securities, the Portfolio places primary emphasis on established companies which it believes to have favorable growth prospects. Common stocks usually constitute all or most of the Portfolio's investment holdings, but the Portfolio remains free to invest in securities other than common stocks, and may do so when deemed appropriate by the Sub-advisor to achieve the objective of the Portfolio. The Portfolio may, from time to time, take substantial positions in securities convertible into common stocks, and it may also purchase government securities, preferred stocks and other senior securities if its Sub-advisor believes these are likely to be the best suited at that time to achieve the Portfolio's objective. The Portfolio's policy of investing in securities believed to have a potential for capital growth means that a Portfolio share may be subject to greater fluctuations in value than if the Portfolio invested in other securities.


The Alger American Fund


Alger American Growth Portfolio: The investment objective of the Alger American Growth Portfolio is long-term capital appreciation. Except during temporary defensive periods, the Portfolio invests at least 65 percent of its total assets in equity securities of companies that, at the time of purchase of the securities, have total market capitalization of $1 billion or greater. The Portfolio may invest up to 35% of its total assets in equity securities of companies that, at the time of purchase, have total market capitalization of less than $1 billion and in excess of that amount (up to 100% of its assets) during temporary defensive periods.

                           APPENDIX C - PRIOR CONTRACT

         Prior to September 1995, the Company issued a variable annuity which is no longer being issued but under which Purchase Payments may continue to be made ("prior contract"). This annuity was marketed as the Stagecoach Variable Annuity
- "SVA" contract, and was sold during the period from May, 1994 until September, 1995. Assets supporting the SVA contracts are maintained in Class 1 of Separate Account B.

         The principal differences between the contracts offered by this Prospectus - ("current contract") - marketed as the Stagecoach Variable Annuity Plus - "SVAP" contract, and the prior contract relate to the investment options available under the contract, charges made by the Company and death benefit provisions.

DEFINITIONS

         One of the definitions used in the SVA contract is slightly different from the definitions used in SVAP contract.

The defined term of "Account Value" used in the SVAP prospectus is the same as the defined term of "Cash Value" in the former SVA Prospectus, the first sentence is replaced with the following:

         ACCOUNT VALUE is the value of each allocation to a Sub-account or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges thereon, before the assessment of any applicable contingent deferred sales charge and/or any applicable maintenance fee.

Investment Options

         The variable investment options of the SVA contract do not include the following Sub-accounts offered by SVAP that invest in the following portfolios of the underlying mutual funds offered by SVAP: Four portfolios of the American Skandia Trust (the "AST Trust") (a) PIMCO Total Return Bond; (b) PIMCO Limited Maturity Bond; (c) AST Scudder International Bond; and (d) Berger Capital Growth as well as the Growth portfolio of the Alger American Fund. Any disclosure or discussion about these portfolios is not applicable to the SVA contract.

Charges

         There is no maintenance fee applicable to the SVAP. The maintenance fee for SVA is $30 or 2% of your current Account Value which is deducted from Account Value in the Sub-accounts annually and upon surrender. The fee is limited to the Account Value in the Sub-accounts as of the Valuation Period such fee is due. We assess the maintenance fee to cover the actual cost of maintaining the Account Values allocated to Class 1 Sub-accounts and Separate Account B itself. The maintenance fee is assessed against the Sub-accounts on a pro-rata basis in relation to the Account Values in each Sub-account as of the Valuation Period for which we price the fee. The representations contained in the Section "Administration Charge" are also applicable to the maintenance fee. The maintenance fee can be increased only for Annuities issued subsequent to the effective date of such change.

Expense Examples

The Expense Examples for SVA are as follows:

                                    Examples
                (amounts shown are rounded to the nearest dollar)

If you surrender your contract at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming 5% annual return on assets:

Sub-accounts                                                                               After:
                                                                  1 yr.           3 yrs.            5 yrs.          10 yrs.

WF Asset Allocation                                                    [TO BE FILED BY AMENDMENT]
WF U.S. Government Allocation
WF Growth and Income
WF Money Market
JanCap Growth
T. Rowe Price International Equity
Founders Capital Appreciation
INVESCO Equity Income
PIMCO Total Return Bond
PIMCO Limited Maturity Bond
Berger Capital Growth
AA Growth

If you do not surrender your contract you would pay the following expenses on a $1,000 investment, assuming 5% annual return on assets:

Sub-accounts                                                                               After:
                                                                  1 yr.           3 yrs.            5 yrs.          10 yrs.

WF Asset Allocation                                                    [TO BE FILED BY AMENDMENT]
WF U.S. Government Allocation
WF Growth and Income
WF Money Market
JanCap Growth
T. Rowe Price International Equity
Founders Capital Appreciation
INVESCO Equity Income
PIMCO Total Return Bond
PIMCO Limited Maturity Bond
Berger Capital Growth
AA Growth


Breakpoints

The percentage of the breakpoints in SVA do not depend on the age of the oldest of any Owner or the Annuitant.

The current breakpoints for SVA for qualifying for the Additional Units, and the value of such Units on the Valuation Day they are allocated to the Sub-accounts are as follows:

                                                                                Value of Additional Units
         Premium received                                                       as a percentage of premium
         At least $500,000 but less than $1,000,000                                      1.25%
         At least $1,000,000 but less than $5,000,000                                    3.00%
         At least $5,000,000 or more                                                     3.75%

We currently plan to make such a program available. However, we reserve the right to modify, suspend or terminate it at any time, or from time to time, without notice.

Exchange Contracts:

Subparagraph (4) under the section entitled "Exchange Contracts" is replaced with the following for SVA:

          (4) The value of the Exchange Credits as of the date of the allocation to the investment options equals the lesser of the Exchange Credit Limit or the surrender charge you paid to surrender the Exchange Contract. The Exchange Credit Limit currently is 5.5% of the net amount payable upon surrender of the Exchange Contract (except for Exchange Contracts which are purchased by retirement plans designed to qualify under Section 401 of the Code, where the Exchange Credit Limit is 5%), less the value of any Additional Amounts we may credit because of the size of your initial Purchase Payment (see "Breakpoints"). It is not based on any other Purchase Payment. We reserve the right at any time and from time to time to increase or decrease the Exchange Credit Limit. However, the Exchange Credit Limit in effect at any time will apply to all purchases qualifying for the Exchange Program.

Auto Saver

The term "auto saver" used in SVAP is the same as the term "bank drafting" used in SVA. For SVA, the minimum initial Purchase Payment that must be met within 12 months, when such a program is utilized, is $1,000, and additional Purchase Payments can be as low as $50 if accompanied by Auto Saver authorization.

Additional Amounts in the Fixed Allocation

There is currently no provision regarding "Additional Amounts in the Fixed Allocation" applicable to SVA.

Rebalancing Program

There is currently no "Rebalancing" available under the SVA contract.

Death Benefits

         The amount of death benefit for SVA during the accumulation phase differs from SVAP as follows:

         In the accumulation phase, a death benefit is payable. If the Annuity is owned by one or more natural persons, it is payable upon the first death of such Owners. If the Annuity is owned by an entity, the death benefit is payable upon the Annuitant's death (if there is no Contingent Annuitant). For applicable deaths occurring prior to age 85 of the deceased, the death benefit is the greater of (a) or (b), less any remaining contingent deferred sales charge if the deceased was age 75 or greater at the time of death, where, (a) is your Account Value in any Sub-accounts plus the Interim Value of your Fixed Allocations; and
         (b) is the minimum death benefit. In most jurisdictions, the minimum death benefit is the total of each Purchase Payment growing daily at the equivalent of 5% per year starting as to each Purchase Payment on the date it is allocated to the Account Value, less the total of each withdrawal, of any type, growing daily at the equivalent of 5% per year, starting as of the date of each such withdrawal. However, this minimum death benefit may not exceed 200% of (A) minus (B), where: (A) is the total of all Purchase Payments received; and (B) is the total of all withdrawals of any type. In jurisdictions where such minimum death benefit described above is not available, the minimum death benefit is the total of all Purchase Payments received for your Annuity less the total of all withdrawals of any type from your Annuity. In all jurisdictions, for applicable deaths occurring on or after age 85 of the deceased, the death benefit is the Account Value less any remaining contingent deferred sales charge.

         The amount of the death benefit for SVA during the payout phase differs from SVA as follows:

         In the  payout  phase,  we  continue  to  pay  any  "certain"  payments
         (payments not contingent on the continuance of any life) to the Beneficiary subsequent to the death of the Annuitant. For Annuities issued subsequent to our implementation of a change to commutation rights, we do not guarantee any commutation rights unless required by law. For Annuities issued prior to implementation of such change, we will commute any remaining "certain" payments and pay a lump sum if elected by you or, in the absence of specific instructions by you, by the Beneficiary. To the extent permitted by law, we will commute any "certain" payments pursuant to such Annuities using the same interest rate assumed in determining the annuity payments then due.

         In the payout phase, we distribute any payments due subsequent to the death of any Owner at least as rapidly as under the method of distribution in effect as of the date of such Owner's death.

Individual Retirement Programs and Tax Sheltered Annuities

With respect to Individual Retirement Programs such as an individual retirement account or individual retirement annuity ("IRA"), IRAs generally may not provide life insurance, but they may provide a de minimus death benefit. The SVA contract provides an increasing minimum death benefit that might be deemed to be other than a de minimus death benefit, and if so, might be deemed to be life insurance. You are particularly cautioned to seek advice from your own tax advisor on this matter. With respect to a tax sheltered annuity ("TSA"), Purchasers of the SVA contracts for such purposes should seek competent advice as to eligibility, limitations on permissible amounts of Purchase Payments and other tax consequences associated with the contracts. In particular, purchasers should consider that the contract provides an increasing minimum death benefit. It is possible that such death benefit could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in currently taxable income to purchasers. In addition, there are limitations on the amount of incidental death benefits that may be provided under a TSA. Even if the death benefit under the contract were characterized as an incidental death benefit, it is unlikely to violate those limits unless the purchaser also purchases a life insurance contract as part of his or her TSA plan.

Annuity Payments

For SVA, there was a change in the minimum assumed interest rate used in determining guaranteed minimum annuity rates and the minimum interest rate applied from the date Cash Value is applied toward annuitization until the first annuity payment. The Annuities first issued had a rate of 4% per year for these purposes. Annuities issued after regulatory approval was obtained for a change had a rate of 3% per year.

Performance Information

         The calculation of performance information is set forth in the SVAP Statement of Additional Information. The Non-standard Total return SVA and the Standard Total Return for SVA Sub-accounts are as follows:



                Standard Total Return                 Non-standard Total Return

WF Asset Allocation                                   [TO BE FILED BY AMENDMENT]
WF U.S. Government Allocation
WF Growth and Income
WF Money Market
JanCap Growth
T. Rowe Price International Equity
Founders Capital Appreciation
INVESCO Equity Income
PIMCO Total Return Bond
PIMCO Limited Maturity Bond
Berger Capital Growth
AA Growth

This prospectus contains a short description of the contents of the Statement of Additional Information. You have the right to receive from us such Statement of Additional Information. To do so, please complete the following, detach it and forward it to us at:

                   American Skandia Life Assurance Corporation
                              Attention: Stagecoach
                                  P.O. Box 883
                           Shelton, Connecticut 06484


================================================================================


                  PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS WFV2-PROS (5/96).


================================================================================
================================================================================



        -----------------------------------------------------------------
                                (print your name)



        -----------------------------------------------------------------
                                    (address)



        -----------------------------------------------------------------
                              (city/state/zip code)

================================================================================

     ADDITIONAL  INFORMATION:   Inquiries  will  be  answered  by  calling  your
representative or by writing to:

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                  P.O. Box 883
                           Shelton, Connecticut 06484

Issued by:                                                          Serviced by:

AMERICAN SKANDIA LIFE                                      AMERICAN SKANDIA LIFE
ASSURANCE CORPORATION                                      ASSURANCE CORPORATION
One Corporate Drive                                                 P.O. Box 883
Shelton, Connecticut 06484                            Shelton, Connecticut 06484
Telephone: 1-800-680-8920                             Telephone:  1-800-680-8920

                    AMERICAN SKANDIA MARKETING, INCORPORATED
                               One Corporate Drive
                           Shelton, Connecticut 06484
                            Telephone: (203) 926-1888



--------
* Trustees of American Skandia Trust, one of the underlying mutual funds in which the Sub-accounts offered pursuant to this Prospectus invest.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution:  Not Applicable.

Item 14. Indemnification of Directors and Officers: Under Section 33-320a of the Connecticut General Statutes, the Registrant must indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses including attorneys' fees, for actions brought or threatened to be brought against him in his capacity as a director or officer when certain disinterested parties determine that he acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant. In any criminal action or proceeding, it also must be determined that the director or officer had no reason to believe his conduct was unlawful. The director or officer must also be indemnified when he is successful on the merits in the defense of a proceeding or in circumstances where a court determines that he is fairly and reasonable entitled to be indemnified, and the court approves the amount. In shareholder derivative suits, the director or officer must be finally adjudged not to have breached this duty to the Registrant or a court must determine that he is fairly and reasonably entitled to be indemnified and must approve the amount. In a claim based upon the director's or officer's purchase or sale of the Registrants' securities, the director or officer may obtain indemnification only if a court determines that, in view of all the circumstances, he is fairly and reasonably entitled to be indemnified and then for such amount as the court shall determine. The By-Laws of American Skandia Life Assurance Corporation ("ASLAC") also provide directors and officers with rights of indemnification, consistent with Connecticut Law.

The foregoing statements are subject to the provisions of Section 33-320a.

Directors and officers of ASLAC and American Skandia Marketing, Incorporated ("ASM, Inc."), formerly Skandia Life Equity Sales Corporation can also be indemnified pursuant to indemnity agreements between each director and officer and American Skandia Investment Holding Corporation, a corporation organized under the laws of the state of Delaware. The provisions of the indemnity agreement are governed by Section 45 of the General Corporation Law of the State of Delaware.

The directors and officers of ASLAC and ASM, Inc. are covered under a directors and officers liability insurance policy issued by an unaffiliated insurance company and an insurance policy issued to Skandia Insurance Company Ltd., their ultimate parent. Such policy will reimburse ASLAC or ASM, Inc., as applicable, for any payments that it shall make to directors and officers pursuant to law and, subject to certain exclusions contained in the policy, will pay any other costs, charges and expenses, settlements and judgments arising from any proceeding involving any director or officer of ASLAC or ASM, Inc., as applicable, in his or her past or present capacity as such.

     Item 15. Recent Sales of Unregistered Securities: ASLAC has not offered or sold any unregistered securities.

     Item 16. Exhibits and Financial Statement Schedules:

         Exhibits                                                                                    Page


     1  Underwriting  agreement  (Incorporated  by reference  to  Post-Effective
Amendment No. 1 to Registration Statement No. 33-26122, filed March 1, 1990).

2        Plan of acquisition, reorganization, arrangement, liquidation or succession                 Not applicable

3        Articles of incorporation and by-laws (Incorporated by reference to Pre-Effective Amendment No.
         2 to Registration Statement No. 33-19363, filed July 27, 1988).


4        Instruments defining the rights of security holders, including indentures (Incorporated by reference to Pre-Effective Amendment No. 1 to Registration Statement No. 33-59993, filed August
         24, 1995).


5        Opinion re legality                                                                        (included in Exhibit 23b)

6 - 9                                                                                                Not applicable

10       Material contracts (Investment Management Agreement)

     (a) Agreement with J. P. Morgan Investment Management Inc. incorporated by reference to Post-Effective Amendment No. 5 to Registration Statement No.
33-26122, filed April 23, 1991

     (b) Agreement with Fleet Investment Advisors Inc. incorporated by reference to initial Registration Statement No. 33-86918, filed December 1, 1994

11 - 22                                                                                              Not applicable


23(a)    Consent of Deloitte & Touche LLP.                                                           [To be filed by Amendment]

23(b)    Opinion and Consent of Werner & Kennedy.                                                    [To be filed by Amendment]


24       Power of Attorney

     (a) For Directors Boronow, Campbell, Carendi, Danckwardt, Dokken and Sutyak
- incorporated by reference to  Post-Effective  Amendment No. 10 to Registration
Statement No. 33-19363, filed February 28, 1992).

     (b) For Directors Mazzaferro, Moberg, Soderstrom and Tracy (incorporated by reference to initial Registration Statement No. 33-86918, filed December 1,
1994).

     (c) For Director Svensson incorporated by reference to initial Registration
Statement No. 33-88360, filed January, 10, 1995.


     (d) For Directors Brunetti, Collins and Michael incorporated by reference to initial Registration Statement No. 333-00941, filed February 15, 1996


25 - 28                                                                                              Not applicable
---------------------------------------------------------------------------------------------------------------------------

An index to the financial statement schedules is omitted because it is not required or is not applicable.

Item 17.  Undertakings:  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement:

     (i) To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

LEGAL EXPERTS: Counsel with respect to Federal laws and regulations applicable to the issue and sale of the Annuities and with respect to Connecticut law is Werner & Kennedy, 1633 Broadway, New York, New York 10019.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on February 16, 1996.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   Registrant


By:/s/ M. Patricia Paez                             Attest:/s/ Diana D. Steigauf
M. Patricia Paez, Corporate Secretary                          Diana D. Steigauf

Pursuant to the  requirements of the Securities Act of 1933,  this  Registration
Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                               Title                              Date

                                             (Principal Executive Officer)


           Jan R. Carendi*                        Chief Executive Officer,          February 16, 1996
           Jan R. Carendi                    Chairman of the Board and Director

                              (Principal Financial Officer and Principal Accounting Officer)


   /s/ Thomas M. Mazzaferro                  Senior Vice President and              February 16, 1996
        Thomas M. Mazzaferro                       Chief Financial Officer


                              (Board of Directors)


          Jan. R. Carendi*                           Gordon C. Boronow*                Malcolm M. Campbell*
           Jan. R. Carendi                            Gordon C. Boronow                 Malcolm M. Campbell

         Henrik Danckwardt*                           Amanda C. Sutyak*                   Wade A. Dokken*
          Henrik Danckwardt                           Amanda C. Sutyak                    Wade A. Dokken

       Thomas M. Mazzaferro**                          Gunnar Moberg**                   Bayard F. Tracy**
        Thomas M. Mazzaferro                            Gunnar Moberg                     Bayard F. Tracy

        Anders Soderstrom**                          C. Ake Svensson***                 Lincoln R. Collins****
          Anders Soderstrom                           C. Ake Svensson                   Lincoln R. Collins

Nancy F. Brunetti****                                                                  Dianne B. Michael****
Nancy F. Brunetti                                                                        Dianne B. Michael


                    */**/***/****By: /s/M. Patricia Paez
                                        M. Patricia Paez

*Pursuant to Powers of Attorney previously filed with Post-Effective Amendment No. 10 to Registration Statement No. 33-19363
      **Pursuant to Powers of Attorney previously filed with the initial filing of Registration Statement No. 33-86918.
      ***Pursuant to Power of Attorney previously filed with the initial filing of Registration Statement No. 33-88630.
                   ****Pursuant to Powers of Attorney filed with the initial filing of Registration Statement No. 333-00941.









                                                     EXHIBITS


         Exhibit 23a       [To be filed by Amendment]

         Exhibit 23b       [To be filed by Amendment]